Exhibit 4.1

Execution Version

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of June 22, 2023, is made among Lands’ End, Inc., a Delaware corporation (“Borrower”), the other Credit Parties party hereto, each Lender party hereto and Fortress Credit Corp., as administrative agent and collateral agent (in such capacities, together with its successors and assigns, the “Agent”) under the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1)            The Borrower, the Lenders from time to time party thereto and the Agent are party to that certain Term Loan Credit Agreement, dated as of September 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; as amended by this Agreement, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Amended Credit Agreement;

(2)            The Borrower is requesting that the Agent and the Lenders party hereto agree to amend certain provisions of the Credit Agreement as set forth herein to effect a Benchmark Replacement replacing LIBOR Rate with Term SOFR in accordance with the terms of Section 2.14 of the Credit Agreement;

(3)            The Agent has determined that the requirements to an Early Opt-in Election (as defined in the Credit Agreement prior to giving effect to this Agreement) have been satisfied and hereby notifies the Borrower and the Lenders that an Early Opt-in Election has occurred;

(4)            In accordance with Section 2.14(c), the Agent hereby provides further notice that the Amended Credit Agreement includes Benchmark Replacement Conforming Changes (as defined in the Credit Agreement prior to giving effect to this Agreement) to adopt and implement Term SOFR and a “hardwired” Benchmark Replacement for Term SOFR; and

(5)            The Agent and each of the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to the amendments set forth in this Agreement.

section 1.      Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, and effective as of the Amendment Effective Date (as defined below):

(a)	the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the document attached as Annex A hereto; and

(b)	Exhibit A to the Credit Agreement is hereby amended and restated in its entirety as set forth in the document attached as Annex B hereto.

section 2.      Representations and Warranties. Each Loan Party represents and warrants that as of the Amendment Effective Date:

(a)            The representations and warranties made by any Loan Party set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date;

(b)            After giving effect to this Agreement, no Event of Default or Default has occurred and is continuing; and

(c)            Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

section 3.      Conditions to Effectiveness. This Agreement and the amendments set forth in Section 1 hereof shall become effective on and as of the Business Day on which the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):

(a)            the Agent shall have received duly executed counterparts of this Agreement from (i) the Borrower and each other Loan Party and (ii) Lenders constituting the Required Lenders;

(b)            After giving effect to this Agreement, no Event of Default shall have occurred and be continuing;

(c)            the representations and warranties contained in Section 2 hereof shall be true and correct; and

(d)            the Agent shall have received, to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date, reimbursement for all reasonable and documented out-of-pocket costs and expenses, including the reasonable and documented out-of-pocket fees and disbursements of Kirkland & Ellis LLP incurred by the Agent in connection with this Agreement.

section 4.      Costs, Expenses. As provided in Section 10.4 of the Amended Credit Agreement, the Loan Parties agree to reimburse the Agent for all Credit Party Expenses.

section 5.      Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts when taken together shall constitute but one and the same Agreement. Except as provided in Section 3, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

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section 6.      Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law principles that would require the application of the laws of another jurisdiction.

section 7.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

section 8.      Reaffirmation. Each of the Loan Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations as amended hereby.  Each of the Loan Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement in any other Loan Document shall mean and be a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for purposes of the Amended Credit Agreement.

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section 9.      No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

section 10.    LIBOR Rate Loans Outstanding Immediately Prior to the Amendment Effective Date. As of the Amendment Effective Date, each outstanding LIBOR Rate Loan (as defined in the Credit Agreement prior to giving effect to this Agreement) (each, an “Existing LIBOR Rate Loan”) shall remain a LIBOR Rate Loan (as defined in the Credit Agreement prior to giving effect to this Agreement) until the Interest Period (as defined in the Credit Agreement prior to giving effect to this Agreement) applicable to such Existing LIBOR Rate Loan expires or is otherwise terminated (including in the event such applicable Existing LIBOR Rate Loan is prepaid); provided that the Borrower shall not be permitted to: (i) request the funding of any additional LIBOR Rate Loans (as defined in the Credit Agreement prior to giving effect to this Agreement), (ii) convert any Loan into a LIBOR Rate Loan (as defined in the Credit Agreement prior to giving effect to this Agreement) or (iii) modify, continue or otherwise extend the Interest Period of any Existing LIBOR Rate Loan, in each case, on or after the Amendment Effective Date. Upon the expiration of the applicable Interest Period of any Existing LIBOR Rate Loan after the Amendment Effective Date, such Existing LIBOR Rate Loan will be converted into a SOFR Loan or a ABR Loan, in each case, in accordance with the terms of the Credit Agreement. While any Existing LIBOR Rate Loan remains outstanding, the terms applicable to Existing LIBOR Rate Loans under the Credit Agreement (prior to giving effect to this Amendment) shall continue to apply to such Existing LIBOR Rate Loan notwithstanding the terms of this Amendment (including that such Existing LIBOR Rate Loans shall accrue interest pursuant to the terms of the Credit Agreement (prior to giving effect to this Amendment)) and the provisions in the Credit Agreement relating to Term SOFR shall not apply to such Existing LIBOR Rate Loans.

section 11.    Waiver of Negative Consent Period; Benchmark Transition Start Date. Each of the Lenders party hereto (constituting not less than the Required Lenders) agree that the requirements to an Early Opt-in Election (as defined in the Credit Agreement, prior to giving effect to this Agreement) have been satisfied and hereby waive (or deem satisfied) the five (5) Business Day notice period referenced in Section 2.14(a) of the Credit Agreement (prior to giving effect to this Agreement), during which time the Required Lenders may provide written notice to the Administrative Agent stating their objection to the amendment giving effect to the alternate rate of interest replacing the LIBOR Rate (as defined in the Credit Agreement, prior to giving effect to this Agreement). Each of the Lenders party hereto further agrees that the requirements to the Benchmark Replacement Transaction Start Date (as defined in the Credit Agreement, prior to giving effect to this Agreement) have been satisfied (including clause (b) thereof) and that the amendments contemplated by this Agreement shall be given effect on the Amendment Effective Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

Lands’ End, Inc., a Delaware corporation

By:	/s/ Bernard McCracken
Name:	Bernard McCracken
Title:	Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer

GUARANTORS:

LANDS’ END DIRECT MERCHANTS, INC.

By:	/s/ Bernard McCracken
Name:	Bernard McCracken
Title:	Chief Financial Officer and Treasurer

LANDS’ END INTERNATIONAL, INC.

By:	/s/ Bernard McCracken
Name:	Bernard McCracken
Title:	Chief Financial Officer and Treasurer

LANDS’ END JAPAN, INC.

By:	/s/ Bernard McCracken
Name:	Bernard McCracken
Title:	Chief Financial Officer and Treasurer

LANDS’ END PUBLISHING, LLC

By:	Lands’ End, Inc., as its Sole Member

	By:	/s/ Bernard McCracken
	Name:	Bernard McCracken
	Title:	Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

LEGC, LLC

By:	Lands’ End, Inc., as its Sole Member

	By:	/s/ Bernard McCracken
	Name:	Bernard McCracken
	Title:	Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

FORTRESS CREDIT CORP.,
as Agent

By:	/S/ CONSTANTINE M. DAKOLIAS
Name:	CONSTANTINE M. DAKOLIAS
Title:	MANAGING PARTNER

[Signature Page to Amendment No. 1 to Credit Agreement]

FLF I AB HOLDINGS FINANCE L.P.

By: FLF I AB Holdings Finance CM LLC, as Servicer

By: Fortress Lending I Holdings L.P., its Sole Member

By: Fortress Lending Advisors LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FLF I HOLDINGS FINANCE L.P.

By: FLF I Holdings Finance CM LLC, as Servicer

By: Fortress Lending I Holdings L.P., its Sole Member

By: Fortress Lending Advisors LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FLF II AB HOLDINGS FINANCE L.P.

By: FLF II AB Holdings Finance CM LLC, as Servicer

By: Fortress Lending II Holdings L.P., its Sole Member

By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FLF II HOLDINGS FINANCE L.P.

By: FLF II Holdings Finance CM LLC, as Servicer

By: Fortress Lending II Holdings L.P., its Sole Member

By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES IX CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED

By: FCOO CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XI CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XIX CLO LLC

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XV CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XVII CLO LIMITED

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

FORTRESS CREDIT OPPORTUNITIES XXI CLO LLC

By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Kevin Genda
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

BTC HOLDINGS FUND I, LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

BTC HOLDINGS FUND II LLC,
as a Lender

By: Blue Torch Credit Opportunities Fund II LP, its sole member

By: Blue Torch Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

BTC HOLDINGS KRS FUND LLC,
as a Lender

By: Blue Torch Credit Opportunities KRS Fund LP, its sole member

By: Blue Torch Credit Opportunities KRS GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

[Signature Page to Amendment No. 1 to Credit Agreement]

BTC OFFSHORE HOLDINGS FUND II-B LLC,
as a Lender

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

BTC OFFSHORE HOLDINGS FUND II-C LLC,
as a Lender

By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member

By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

BTC HOLDINGS SBAF FUND LLC,
as a Lender

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

[Signature Page to Amendment No. 1 to Credit Agreement]

BTC HOLDINGS SBAF FUND-B LLC,
as a Lender

By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member

By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

BTC HOLDINGS SC FUND LLC,
as a Lender

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Kevin Genda
Managing Member

Swiss Capital BTC OL Private Debt Fund L.P.,
as a Lender

By:	/s/ Kevin Genda
Name: Kevin Genda, in his capacity as authorized signatory of Blue Torch Capital LP, as agent and attorney-in-fact for Swiss Capital BTC OL Private Debt Fund L.P.

[Signature Page to Amendment No. 1 to Credit Agreement]

PETRUS YIELD OPPORTUNITY FUND, L.P.,
as a Lender

By:	/s/ Jonathan Covin
Name: Jonathan Covin
Title: General Counsel

[Signature Page to Amendment No. 1 to Credit Agreement]

Annex A

Amended Credit Agreement

(see attached)

~~EXECUTION VERSION~~

Conformed Copy Reflecting Changes Pursuant to

Amendment No. 1 to Credit Agreement Dated as of June 22, 2023

TERM LOAN CREDIT AGREEMENT

Dated as of September 9, 2020

among

LANDS’ END, INC.,
as the Borrower,

FORTRESS CREDIT CORP.,
as Administrative Agent and Collateral Agent,

and

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Section	Page

Article I
Definitions and Accounting Terms

1.1	Defined Terms	1
1.2	Other Interpretive Provisions	~~46~~51
1.3	Accounting Terms	~~47~~52
1.4	Rounding	~~47~~52
1.5	Times of Day; Rates	~~48~~53
1.6	Divisions	~~48~~53
1.7	Interest Rate	53

Article II
The Commitments and Credit Extensions

2.1	The Loans	~~48~~53
2.2	Borrowings, Conversions and Continuations of Loans	~~48~~54
2.3	[Reserved]	~~49~~55
2.4	[Reserved]	~~49~~55
2.5	Prepayments	~~49~~55
2.6	Termination or Reduction of Commitments	~~53~~59
2.7	Repayment of Obligations	~~53~~59
2.8	Interest	~~54~~59
2.9	Fees	~~54~~60
2.10	Computation of Interest	~~54~~60
2.11	Evidence of Debt	~~54~~60
2.12	Payments Generally; Agent’s Clawback	~~55~~60
2.13	Sharing of Payments by Lenders	~~56~~62
2.14	Benchmark Replacement	~~57~~62
2.15	Defaulting Lenders	~~57~~64

Article III
Taxes, Yield Protection and Illegality

3.1	Taxes	~~59~~65
3.2	Illegality	~~62~~69
3.3	Inability to Determine Rates	~~63~~69
3.4	Increased Costs; Reserves on ~~LIBOR Rate~~SOFR Loans	~~63~~70
3.5	Compensation for Losses	~~65~~71
3.6	Mitigation Obligations; Replacement of Lenders	~~65~~72
3.7	Survival	~~66~~72

Article IV
Conditions Precedent to Credit Extensions

4.1	Conditions of Initial Credit Extension	~~66~~72

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Section	Page

Article V
Representations and Warranties

5.1	Existence, Qualification and Power	~~68~~75
5.2	Authorization; No Contravention	~~69~~75
5.3	Governmental Authorization; Other Consents	~~69~~75
5.4	Binding Effect	~~69~~76
5.5	Financial Statements; No Material Adverse Effect	~~69~~76
5.6	Litigation	~~70~~76
5.7	[Reserved]	~~70~~76
5.8	Ownership of Property; Liens	~~70~~76
5.9	Environmental Compliance	~~70~~77
5.10	Insurance	~~71~~77
5.11	Taxes	~~71~~78
5.12	ERISA Compliance	~~71~~78
5.13	Subsidiaries; Equity Interests	~~72~~79
5.14	Margin Regulations; Investment Company Act	~~73~~79
5.15	Disclosure	~~73~~79
5.16	Compliance with Laws	~~73~~80
5.17	Intellectual Property; Licenses, Etc.	~~73~~80
5.18	Labor Matters	~~73~~80
5.19	Security Documents	~~74~~80
5.20	Solvency	~~74~~81
5.21	Reserved	~~75~~81
5.22	Brokers	~~75~~81
5.23	Customer and Trade Relations	~~75~~81
5.24	Reserved	~~75~~81
5.25	Casualty	~~75~~81
5.26	OFAC/Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~75~~81
5.27	Patriot Act	~~75~~82

Article VI
Affirmative Covenants

6.1	Financial Statements	~~76~~82
6.2	Certificates; Other Information	~~76~~83
6.3	Notices	~~78~~84
6.4	Payment of Taxes	~~79~~86
6.5	Preservation of Existence, Etc.	~~79~~86
6.6	Maintenance of Properties	~~79~~86
6.7	Maintenance of Insurance	~~79~~86
6.8	Compliance with Laws	~~80~~87
6.9	Books and Records; Accountants	~~80~~87
6.10	Inspection Rights	~~81~~87
6.11	Additional Guarantors	~~81~~88
6.12	Board Materials	~~81~~88
6.13	Information Regarding the Collateral	~~82~~88
6.14	[Reserved]	~~82~~89
6.15	Post-Closing Actions Relating to Collateral	~~82~~89
6.16	Further Assurances	~~82~~89

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Section	Page

6.17	Compliance with Terms of Leaseholds	~~83~~89
6.18	[Reserved]	~~83~~89
6.19	Maintenance of Ratings	~~83~~89
6.20	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	~~83~~90
6.21	Conference Calls	~~83~~90

Article VII
Negative Covenants

7.1	Liens	~~83~~90
7.2	Investments	~~83~~90
7.3	Indebtedness	~~83~~90
7.4	Fundamental Changes	~~84~~90
7.5	Dispositions	~~84~~91
7.6	Restricted Payments	~~85~~91
7.7	Prepayments of Indebtedness	~~86~~92
7.8	Change in Nature of Business	~~86~~93
7.9	Transactions with Affiliates	~~86~~93
7.10	Burdensome Agreements	~~87~~94
7.11	Use of Proceeds	94
7.12	Amendment of Organization Documents and Material Indebtedness	~~88~~95
7.13	Fiscal Year	~~88~~95
7.14	Reserved	~~88~~95
7.15	Financial Covenants	~~88~~96

Article VIII
Events of Default and Remedies

8.1	Events of Default	~~90~~96
8.2	Remedies Upon Event of Default	~~92~~98
8.3	Application of Funds	~~92~~99

Article IX
The Agent

9.1	Appointment and Authority	~~93~~100
9.2	Rights as a Lender	~~93~~100
9.3	Exculpatory Provisions	~~93~~100
9.4	Reliance by Agent	~~94~~101
9.5	Delegation of Duties	~~95~~101
9.6	Resignation of Agent	~~95~~102
9.7	Non-Reliance on Agent and Other Lenders	~~95~~102
9.8	[Reserved]	102
9.9	Agent May File Proofs of Claim; Credit Bidding	~~96~~103
9.10	Collateral and Guaranty Matters	~~97~~104
9.11	Notice of Transfer	~~97~~104
9.12	Agency for Perfection	104
9.13	Indemnification of Agent	~~98~~105
9.14	Relation among Lenders	~~98~~105

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Section	Page

Article X
Miscellaneous

10.1	Amendments, Etc.	~~98~~105
10.2	Notices; Effectiveness; Electronic Communications	~~100~~107
10.3	No Waiver; Cumulative Remedies	108
10.4	Expenses; Indemnity; Damage Waiver	~~102~~109
10.5	Payments Set Aside	~~103~~110
10.6	Successors and Assigns	~~103~~110
10.7	[Reserved]	~~104~~114
10.8	Treatment of Certain Information; Confidentiality	~~104~~114
10.9	Right of Setoff	~~104~~115
10.10	Interest Rate Limitation	~~104~~115
10.11	Counterparts; Integration; Effectiveness	~~104~~116
10.12	Survival	~~104~~116
10.13	Severability	~~104~~116
10.14	Replacement of Lenders	~~104~~116
10.15	Governing Law; Jurisdiction; Etc.	~~104~~117
10.16	Waiver of Jury Trial	~~104~~118
10.17	No Advisory or Fiduciary Responsibility	~~104~~118
10.18	USA PATRIOT Act Notice	~~104~~119
10.19	Foreign Asset Control Regulations	~~104~~119
10.20	Time of the Essence	~~104~~119
10.21	Press Releases	~~104~~119
10.22	Releases	~~104~~120
10.23	No Strict Construction	~~104~~120
10.24	Attachments	~~104~~121
10.25	Electronic Execution of Assignments and Certain Other Documents	~~104~~121
10.26	Intercreditor Agreement	~~104~~121
10.27	Additional Waivers	~~104~~121
10.28	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~104~~122

SIGNATURES	S-1

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SCHEDULES

2.1	Commitments
5.18	Collective Bargaining Agreements
6.15	Post-Closing Actions Relating to Collateral
7.1	Existing Liens
7.2	Existing Investments
7.3	Existing Indebtedness
7.9	Transactions with Affiliates
10.2	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
F-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
F-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT is entered into as of September 9, 2020, among LANDS’ END, INC., a Delaware corporation (the “Borrower”), each Person from time to time party hereto as a lender (collectively, the “Lenders” and individually, a “Lender”) and FORTRESS CREDIT CORP., as administrative agent and collateral agent.

W I T N E S S E T H:

The Borrower has requested that the Lenders provide a term loan credit facility, and the Lenders have indicated their willingness to lend on the terms and conditions set forth herein.

The proceeds of the Loans made on the Closing Date will be used for working capital and other general corporate purposes of the Loan Parties and to refinance Indebtedness under the Existing Term Loan Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
Definitions and Accounting Terms

1.1          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Credit Agreement” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Facility” means the revolving facility pursuant to that certain ABL Credit Agreement.

“ABL Intercreditor Agreement” means (a) that certain Intercreditor Agreement, dated as of April 4, 2014, among the Agent as successor “Term Agent”, the ABL Agent and the applicable Loan Parties, as amended by that certain Intercreditor Agreement Joinder, dated as of November 16, 2017, by the ABL Agent and that certain Intercreditor Agreement Joinder, dated as of the date hereof, by the Agent and as may be further amended, restated, or otherwise modified in accordance with the terms of such agreement from time to time or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Agent and the Borrower entered into as a replacement of the ABL Intercreditor Agreement specified in clause (a) in connection with a Refinancing of the ABL Facility in accordance with the terms hereof and of the ABL Intercreditor Agreement.

“ABL Lender” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Loan Document” has the meaning assigned to the term “ABL Documents” as defined in the ABL Intercreditor Agreement.

“ABL Loan Party” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Obligations” shall mean all “Obligations” or similar term as defined in the ABL Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of Swap Contracts (as defined in the ABL Credit Agreement), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the ABL Loan Documents (including interest, fees, indemnification payments, expense reimbursements and other amounts which, but for the filing of a petition in bankruptcy with respect to any ABL Loan Party, would have accrued on or been payable with respect to any ABL Obligation, whether or not a claim is allowed against such ABL Loan Party for such interest, fees, indemnification payments, expense reimbursements and other amounts in the related bankruptcy proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or Refinanced in whole or in part from time to time in accordance with the terms hereof and ~~and~~ the terms of the ABL Intercreditor Agreement.

“ABL Priority Collateral” has the meaning assigned to the term “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ABL Refinancing Conditions” means that the following conditions must be met with respect to any applicable amendment, restatement, amendment and restatement, supplement, modification, substitution, Refinancing, renewal or replacement of the ABL Loan Documents: (i) the final maturity shall be no sooner than, and shall have a weighted average life (measured as of the date of such amendment, restatement, amendment and restatement, supplement, modification, substitution, Refinancing, renewal or replacement) no less than, that applicable to the ABL Facility on the date hereof; (ii) the “all-in yield” (it being understood that “all-in yield” shall (A) include any applicable margin, rate floor, closing fees, up-front fees and/or original issue discount (with closing fees, up-front fees and original issue discount being equated to interest margins based on an assumed four-year average life to maturity; provided, that “all-in yield” shall not include unused line fees or customary agency fees, arrangement fees, structuring fees, underwriting fees, or other fees, in each case that are not paid to, or shared with, generally all lenders providing such Indebtedness) and (B) exclude (i) any Default Rate (as defined in the ABL Credit Agreement in effect as of the date hereof) and (ii) any one-time amendment, waiver or consent fees that are not associated with an extension of the maturity of the ABL Obligations or any replacement thereof) is not greater than the “all-in yield” under the ABL Facility in effect as of the Closing Date (calculated in accordance with clause (ii) of this definition) by more than an absolute value increase of 2.0%, and no ABL Loan Party or Loan Party or any Affiliate thereof shall become a ABL Lender or participant or be granted any voting rights, under any ABL Loan Document; (iii) the unused line fee with respect to the ABL Facility shall not exceed 0.75% per annum; (iv) the principal Indebtedness (or commitments) thereunder does not exceed the Maximum ABL Principal Amount (including as a result of any exercise of an incremental or accordion facility (including via Commitment Increases (as defined in the ABL Credit Agreement in effect as of the date hereof))); (v) in the case of any secured Refinancing, substantially concurrently with the entry into definitive documentation evidencing such Indebtedness, the lenders thereunder shall enter into the ABL Intercreditor Agreement and shall, in addition, prohibit amendments to the documents governing such Indebtedness in violation of this Agreement; (vi) no additional categories of Liens are granted to secure it unless such categories of Liens also secure the Obligations; (vii) no additional Person is obligated on such Indebtedness unless such additional Person also is or becomes an obligor on the Obligations; (viii) it does not include any limitations on the ability of the Loan Parties to make payments under this Agreement other than those contained in the ABL Credit Agreement and in the ABL Intercreditor Agreement in effect on the date hereof; provided, that, notwithstanding the foregoing, any amendment, supplement or other modification of any ABL Loan Document to include additional assets in the definition of Collateral (as defined in the ABL Credit Agreement) in accordance with the ABL Intercreditor Agreement shall be permitted and (ix) the Refinanced ABL Loan Documents shall be a revolving facility with a customary borrowing base.

“ABL Secured Parties” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered.

“ACH” means automated clearing house transfers.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business all as determined on a consolidated basis for such Acquired Entity or Business, as applicable.

“Acquired Entity or Business” means any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during any period to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period.

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit, division or line of business of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or of any business unit, division or line of business, of another Person, or a Controlling interest in the Equity Interests, of any other Person, in each case in any transaction or series of transactions which are part of a common plan but in each case excluding any acquisition solely of Store locations or other interests in real property.

“Act” shall have the meaning provided in Section 10.18.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person.

“Agent” means Fortress in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.

~~“Agent Parties” shall have the meaning specified in Section 10.2(c).~~

“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Agent may from time to time notify the Borrower and the Lenders.

“Agent Parties” shall have the meaning specified in Section 10.2(c).

“Agreement” means this Term Loan Credit Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means 8.75% per annum for Base Rate Loans and 9.75% per annum for ~~LIBOR Rate~~SOFR Loans.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment at such time and the denominator of which is the aggregate amount of all Commitments of all Lenders, and (b) with respect to the Loans, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans and the denominator of which is the aggregate Outstanding Amount of all Loans.

“Applicable Prepayment Premium” shall mean, with respect to any prepayments of the principal of the Loan in connection with a Prepayment Event occurring prior to the fourth anniversary of the Closing Date, a premium equal to: (a) on any date on or prior to the date that is twenty-four (24) months after the Closing Date, payment of all interest that would have accrued on the Loans (assuming no change in ~~the LIBOR Rate~~Term SOFR, and if a Default exists at the time of calculation, assuming that the Default Rate applies) until the date that is twenty-four (24) months after the Closing Date, plus a premium of three percent (3.00%) of the principal amount of the Loan so prepaid, repaid, refinanced or amended, (b) after the date that is twenty-four (24) months after the Closing Date but on or prior to the date that is thirty-six (36) months after the Closing Date (or if such date is not a Business Day, the previous Business Day), three percent (3.00%) of the principal amount of the Loan so prepaid, repaid, refinanced or amended and (c) after the date that is thirty-six (36) months after the Closing Date (or if such date is not a Business Day, the previous Business Day) but on or prior to the date that is forty-eight (48) months after the Closing Date, one percent (1.00%) of the principal amount of the Loan so prepaid, repaid, refinanced or amended, in each case, including such prepayment, repayment, refinancing or amendment in connection with (u) a Change of Control, (v) an acceleration of the Loan as a result of the occurrence of an Event of Default, (w) foreclosure and sale of, or collection of, the Collateral in connection with the exercise of remedies by the Agent and Lenders following an Event of Default, (x) sale of the Collateral in any Insolvency Proceeding of any Loan Party, (y) the restructure, reorganization, or compromise of the Loan by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding of any Loan Party or any of its Subsidiaries, or (z) the termination of ~~the Credit~~this Agreement for any reason (other than in connection with a repayment in full of the Obligations that would not otherwise constitute a Prepayment Event).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Asset Sale” means any Disposition or series of related Dispositions involving assets with a fair market value in excess of $1,000,000 in the aggregate per Fiscal Year or $2,500,000 in the aggregate (other than Dispositions permitted under clauses (a), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (q) or (r) of the definition of Permitted Dispositions).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended January 31, 2020, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if any such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interests calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a floating rate equal to the greater of (i) the Prime Rate in effect on such date (or, if The Wall Street Journal ceases quoting a Prime Rate of the type described, either (A) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by the Agent or (B) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), (ii) the Federal Funds Rate in effect on such day, provided that the Federal Funds Rate shall not be less 0.00%, plus ½ of 1%, and (iii) ~~the LIBOR Rate on such date for an Interest Period of one month plus 1.00% per annum~~Term SOFR for a one-month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) (taking into account the Floor) plus one percent (1.00%) per annum; provided, further, that if at any time Term SOFR is not available, Base Rate shall be calculated without reference to clause (c) above. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect one Business Day following each change in the Base Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate SOFR Adjustment” has the meaning specified in the definition of “Term SOFR”.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.14.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)           Daily Simple SOFR; or

(b)           ~~“Benchmark Replacement” means~~ the sum of: (~~a~~i) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Agent and the Borrower giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such ~~a~~ rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement to the ~~LIBOR Rate~~then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment~~; provided that, if~~ .

If the Benchmark Replacement as ~~so~~ determined pursuant to clause (a) or clause (b) above would be less than ~~1.00%,~~the Floor (which shall be calculated after increasing the Benchmark Replacement by any Benchmark Replacement Adjustment), then the Benchmark Replacement will be deemed to be ~~1.00%~~the Floor for ~~the~~ purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the ~~LIBOR Rate with an Unadjusted~~then-current Benchmark with a Benchmark Replacement ~~for each applicable Interest Period,~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBOR Rate~~such Benchmark with the applicable ~~Unadjusted~~ Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBOR Rate~~such Benchmark with the applicable ~~Unadjusted~~ Benchmark Replacement for U.S. ~~dollar~~dollar-denominated syndicated credit facilities ~~at such time~~.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Base Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides, in consultation with the Borrower (provided that the Agent’s decision shall be conclusive), may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides, in consultation with the Borrower (provided that the Agent’s decision shall be conclusive), is reasonably necessary in connection with the administration of this Agreement).~~

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earlier to occur of the following events with respect to the ~~LIBOR Rate:~~ then-current Benchmark:

(a)            ~~(1)~~ in the case of clause (~~1~~a) or (~~2~~b) of the definition of Benchmark Transition Event, the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of ~~the LIBOR Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBOR Rate; or (2) in the case of clause (3) of the definition of Benchmark Transition Event, the date of the public statement or publication of information referenced therein.~~ all Available Tenors of such Benchmark (or such component there~~in~~of~~.~~ );

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            ~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate: (1)~~ a public statement or publication of information by or on behalf of the administrator of ~~the LIBOR Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBOR Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBOR Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.~~any Available Tenor of such Benchmark (or such component thereof);

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO Principles for Financial Benchmarks).

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement,~~  the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the ~~LIBOR Rate~~then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the ~~LIBOR Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.14.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.2.

“Borrowing” means Loans of the same Type and currency, made, Converted or continued on the same date and, in the case of ~~LIBOR Rate~~SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” has the meaning specified in the ABL Credit Agreement as in effect on the Closing Date (as determined by the ABL Agent as in effect on the Closing Date).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the City of New York ~~and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.~~; provided, however, that, when used in connection with a SOFR Loan relating to any interest rate setting, fundings, disbursements, settlements or payments, the term “Business Day” shall mean a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person for any period, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing, with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842, GAAP as in effect on December 31, 2018 shall be applied.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any Term Priority Collateral.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire to the extent such right is exercisable immediately or prior to the Maturity Date (such right, an “option right”)), directly or indirectly, of both (i) 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right), and (ii) a greater percentage of such Equity Interests than are held by the Permitted Holders in the aggregate; or

(b)          during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or by a Permitted Holder or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or by a Permitted Holder; or

(c)           any “change in control” or similar event as defined in the ABL Facility or any document governing Material Indebtedness of any Loan Party; or

(d)          other than in the case of any Permitted Disposition of 100% of the Equity Interests of any Loan Party, the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of the other Loan Parties.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 10.1.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all Mortgaged Property and “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent.

“Commitments” means a Term Loan Commitment.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a Conversion of Loans from one Type to the other, or (c) a continuation of ~~LIBOR Rate~~SOFR Loans, pursuant to Section 2.2(b), which, if initially given in writing or when confirmed in writing after telephonic notice has been given, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters (but excluding for the avoidance of doubt, any changes to economic terms)) that the Agent decides, in consultation with the Borrower (provided that the Agent’s decision shall be conclusive), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides, in consultation with the Borrower (provided that the Agent’s decision shall be conclusive), is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, without duplication, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) any items of loss resulting from the sale of assets other than in the ordinary course of business (it being understood that gains and losses on sales of inventory pursuant to “going out of business” or similar sales with respect to 10% of the Borrower’s and its Restricted Subsidiaries’ Stores (measured at the commencement of the relevant period) shall not be excluded pursuant to this clause), (v) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period), (vi) one-time costs incurred (x) in connection with acquisitions, divestitures or debt or equity financings after the Closing Date in an aggregate amount not to exceed $5,000,000 during the term of this Agreement or (y) in connection with the Transactions, (vii) [reserved], and (viii) any restructuring charge or reserve, integration cost or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs related to the closure and/or consolidation of facilities and to exiting lines of business; provided, all such amounts pursuant to this clause (viii) for such Measurement Period, shall not exceed 5.0% of Consolidated EBITDA prior to giving effect to any add-back pursuant to this clause (viii); minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits, (ii) any items of gain resulting from the sale of assets other than in the ordinary course of business (it being understood that gains and losses on sales of inventory pursuant to “going out of business” or similar sales with respect to 10% of the Borrower’s and its Restricted Subsidiaries’ Stores (measured at the commencement of the relevant period) shall not be excluded pursuant to this clause), (iii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP and (iv) cash expenditures during such period in respect of internal labor costs which have not been deducted in calculating Consolidated Net Income.

For purposes of determining Consolidated EBITDA for any period that includes the quarterly periods ending July 31, 2020, April 30, 2020 and January 31, 2020, the Consolidated EBITDA for each such quarterly period shall be deemed to be $25,048,000, $(11,219,000) and $50,004,000.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under applicable Swap Contracts, but excluding any non-cash or deferred interest financing costs, in each case, paid or payable by the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, (b) the portion of rent expense with respect to such Measurement Period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case, paid or payable by the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP and (c) all dividends or distributions in respect of Disqualified Stock (other than dividends or distributions to the Borrower or a Restricted Subsidiary), in each case paid or payable by the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) (i) extraordinary or non-recurring gains for such Measurement Period and (ii) extraordinary or non-recurring losses for such Measurement Period; provided, all such amounts pursuant to this clause (ii) for such Measurement Period, shall not exceed 5.0% of Consolidated EBITDA prior to giving effect to any exclusions pursuant to this clause (ii), (b) the income (or loss) of any Subsidiary that is not a Restricted Subsidiary and of any non-Subsidiary joint venture, except to the extent of the amount of cash dividends or other distributions actually paid or payable in cash to the Borrower or a Restricted Subsidiary of the Borrower during such period, (c) the income (or loss) of such Subsidiary during such Measurement Period and accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries, and (d) the income of any direct or indirect Restricted Subsidiary of the Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a Consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition) minus (b) the aggregate amount of Qualified Cash as of such date; provided, that with respect to this clause (b), such amount shall not exceed $40,000,000. For the avoidance of doubt, Consolidated Total Debt shall not include (i) obligations under Swap contracts (except to the extent of any unpaid termination payments thereunder), (ii) obligations in respect of undrawn letters of credit or (iii) any earn-out Indebtedness or other deferred purchase price amounts except to the extent remaining unpaid after becoming due.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Permitted Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) the current portion of current and deferred income taxes, (d) the current portion of any Capital Lease Obligations, (e) deferred revenue arising from cash receipts that are earmarked for specific projects, (f) the current portion of deferred acquisition costs and (g) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender, (ii) the Agent, (iii) any other Person to whom Obligations are owing, and (iv) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing, in each case, to the extent relating to the services provided to, and obligations owing by or guaranteed by, the Loan Parties.

“Credit Party Expenses” means (a) all reasonable out-of-pocket expenses incurred by the Agent and its respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) one primary counsel, one specialty counsel and one local counsel in each relevant jurisdiction for the Agent, and (B) outside consultants for the Agent, and (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (b) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agent or any Affiliate of any of it in connection with the enforcement and collection of the Loan Documents after the occurrence and during the continuance of an Event of Default (including any workout, restructuring or negotiation in respect thereof), provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Agent and the Borrower, which agreement shall provide, inter alia, that the Liens on the Collateral securing such other Indebtedness to the extent validly perfected and not subject to other Liens ranking senior to the Liens securing such Indebtedness but junior to the Liens securing the Obligations shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Debt Service Charges” means, for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid in cash during such Measurement Period, plus (b) scheduled principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, principal payments made in respect of Capital Lease Obligations) during such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.5(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Loans, an interest rate equal to the interest rate (including the Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) with respect to all other Obligations, an interest rate equal to the Base Rate, plus the Applicable Margin, plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) after the Closing Date, has, or has a direct or indirect parent company that has, (i) become insolvent or otherwise the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each Lender promptly following such determination.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Borrower, but excluding any issuance of Equity Interests) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” means any competitor of the Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Borrower and its Restricted Subsidiaries or any Affiliate of such competitor, in each case designated in writing by the Borrower to the Agent from time to time (including prior to the Closing Date) (which designation shall be made available to the Lenders by the Agent on request) or any other Affiliate of such competitor reasonably identifiable as such on the basis of such Affiliate’s name (other than, in each case, any such Affiliate that is a bank, financial institution or fund that regularly invests in commercial loans or similar extensions of credit in the ordinary course of business). Notwithstanding the ability of the Borrower to supplement the list of Disqualified Lenders, no such supplement or other modification shall be given retroactive effect.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any direct or indirect Restricted Subsidiary organized under the laws of United States, any state thereof or the District of Columbia.

~~“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate or that the LIBOR Rate is no longer representative, and (2) (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.~~

“ECF Percentage” has the meaning specified in Section 2.5(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” of any indebtedness means the “effective yield” of such indebtedness, as determined in the reasonable judgment of the Agent consistent with generally accepted financial practices, taking into account interest rate benchmark floors, upfront fees, original issue discount and interest margins.

“Eligible Assignee” means (a) a Lender or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans; (c) an Approved Fund; (d) [reserved]; and (e) any Person to whom a Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Disqualified Lender, a Permitted Holder, a Loan Party or any of their respective Affiliates or Subsidiaries or any natural Person.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 and 4971 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Multiemployer Plan amendment as a termination, under Section 4041 or 4041A of ERISA, respectively; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or a Multiemployer Plan; (f) any event or condition determined by the PBGC to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or a failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.1. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.1 hereof.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)            the sum, without duplication, of:

(i)            Consolidated Net Income for such period;

(ii)            an amount equal to the amount of all non-cash charges (including depreciation and amortization and compensation expense arising from equity awards) to the extent deducted in arriving at such Consolidated Net Income;

(iii)            decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(iv)            an amount equal to the aggregate net loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v)            cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; and

(vi)            the amount of tax expense deducted in determining Consolidated Net Income for such period to the extent it exceeds the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period; over

(b)            the sum, without duplication, of:

(i)            an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and non-cash gains to the extent included in arriving at such Consolidated Net Income;

(ii)            without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness or Equity Interests of the Borrower or its Restricted Subsidiaries;

(iii)            the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries (including (A) the principal component of Capital Lease Obligations and (B) the amount of repayments of Loans pursuant to Section 2.7 but excluding (X) all other prepayments of Loans and (Y) all prepayments in respect of any revolving credit facility, except, in the case of this clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of Indebtedness or Equity Interests of the Borrower or its Restricted Subsidiaries;

(iv)            an amount equal to the aggregate net gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v)            increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(vi)            cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (iii) above);

(vii)            without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made during such period pursuant to clauses (h), (i), (n) and (o) of the definition of “Permitted Investments”, except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries;

(viii)            the amount of Restricted Payments paid during such period pursuant to Section 7.6 (other than Section 7.6(a) (solely in respect of amounts paid to the Borrower or any of its Restricted Subsidiaries), (b), (c), (f), (g) or (i)) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries;

(ix)            the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries;

(x)            without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other Indebtedness of the Borrower or its Restricted Subsidiaries, in an aggregate amount not to exceed $5,000,000 for such period; provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(xi)            the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(xii)            cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income; and

(xiii)            cash payments during such period in respect of non-cash items expensed in a prior period but not reducing Excess Cash Flow as calculated for such prior period.

“Excluded Equity Issuance” means an issuance of (a) Equity Interests by the Borrower to management, officers, directors or employees of a Loan Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Equity Interests by a wholly-owned Subsidiary of Borrower to Borrower or another wholly-owned Subsidiary of Borrower constituting an Investment permitted hereunder, and (c) Equity Interests by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to applicable Law, in each instance, with respect to the ownership of Equity Interests of Foreign Subsidiaries.

~~“Existing BAML Indebtedness” means Indebtedness owed to Bank of America, N.A. with respect to certain cash management obligations and credit card services in an aggregate amount not to exceed $2,000,000.~~

~~“Existing Term Loan Agreement” means that certain Term Loan Credit Agreement, dated as of April 4, 2014, among, Lands’ End, Inc., Bank of America, N.A. and the other lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date.~~

~~“Existing Term Loan Facility” means the term loan facility pursuant to the Existing Term Loan Credit Agreement.~~

“Excluded Subsidiary” shall mean any Subsidiary that is (a) prohibited by applicable Law, rule or regulation from guaranteeing the Obligations or would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval or licensor authorization has been received, (b) a joint venture, to the extent a guaranty is prohibited by such joint venture’s organizational documents, (c) an Immaterial Subsidiary or (d) excluded to the extent the Agent and Borrower mutually determine the cost, burden, difficulty and/or consequence (including adverse tax consequence) of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders. The parties hereto agree that each of Lands’ End (HK) Limited, Lands’ End GmbH, Lands’ End Japan KK and Lands’ End Canada Outfitters are Excluded Subsidiaries as of the Closing Date.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Sections 3.6 and 10.14) or (ii) in the case of a Lender, such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning set forth in Section 10.19.

“Existing BAML Indebtedness” means Indebtedness owed to Bank of America, N.A. with respect to certain cash management obligations and credit card services in an aggregate amount not to exceed $2,000,000.

“Existing Term Loan Agreement” means that certain Term Loan Credit Agreement, dated as of April 4, 2014, among, Lands’ End, Inc., Bank of America, N.A. and the other lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date.

“Existing Term Loan Facility” means the term loan facility pursuant to the Existing Term Loan Credit Agreement.

“Extraordinary Receipt” means any cash received in the aggregate in any Fiscal Year in excess of $500,000 by or paid to or for the account of any Person consisting of (i) federal income tax refunds (other than any tax refund, relief, assistance or accommodation provided to a Loan Party under the Coronavirus Aid, Relief, and Economic Security Act (including, the Employee Retention Credit, the five year net operating loss carryback without any taxable income limitation, technical corrections permitted to the 2017 Tax Cuts and Jobs Act passed December 22, 2017, and any other relief provided by US Federal and State taxing authorities that is connected to COVID-19)), (ii) pension plan reversions, (iii) indemnity payments, (iv) proceeds of insurance (except to the extent received in connection with a Casualty Event), (v) any purchase price adjustments in connection with any purchase agreement (excluding any working capital adjustments made pursuant to any purchase agreement), or (vi) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal to: (a) the highest rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York online at https://www.federalreserve.gov/monetarypolicy/openmarket.htm; or (b) if such rate is not so published for any day which is a Business Day, the highest of the quotations for such day on such transactions received by the Agent out of three (3) federal funds brokers of recognized standing reasonably selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means the letter agreement dated as of the date hereof among the Borrower and the Agent, as amended and in effect from time to time.

“Financed Capital Expenditures” shall mean Capital Expenditures made with the proceeds of Indebtedness (other than from revolving borrowings).

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on (i) with respect to the first fiscal quarter of any Fiscal Year, the Friday preceding the Saturday of the thirteenth week of such Fiscal Year, (ii) with respect to the second fiscal quarter of any Fiscal Year, the Friday preceding the Saturday of the twenty- sixth week of such Fiscal Year, (iii) with respect to the third fiscal quarter of any Fiscal Year, the Friday preceding the Saturday of the thirty-ninth week of such Fiscal Year, and (iv) with respect to the last fiscal quarter of any Fiscal Year, the last day of such Fiscal Year, as such Fiscal Quarters may be amended in accordance with the provisions of Section 7.13 hereof.

“Fiscal Year” means any period of twelve consecutive months ending on the Friday preceding the Saturday closest to January 31 of any calendar year, as such Fiscal Year may be amended in accordance with the provisions of Section 7.13 hereof.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 1.00% per annum.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.19.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any Plan not subject to ERISA by reason of Section 4(b)(4) of ERISA.

“Foreign Subsidiary” means as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

“Fortress” shall mean Fortress Credit Corp., on behalf of itself and/or as agent on behalf of one or more controlled investment affiliates or assignees.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) the Borrower, (b) each Restricted Subsidiary (other than an Excluded Subsidiary) of the Borrower existing on the Closing Date, including Lands’ End Europe Limited, and (c) each Person (in each case, other than any Excluded Subsidiary) that shall be required to execute and deliver a guaranty of all of the Obligations pursuant to Section 6.11.

“Guaranty and Security Agreement” means the Term Loan Guaranty and Security Agreement dated as of the Closing Date among the Loan Parties and the Agent, as amended and in effect from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means, on any date of determination, any Foreign Subsidiary of the Borrower that, together with its Subsidiaries, (a) generates less than 2.5% of Consolidated EBITDA on a Pro Forma Basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 6.1(a) or (b) that has ended on or most recently prior to such date, and when taken together with all other Immaterial Subsidiaries, generates less than 5.0% of Consolidated EBITDA on a Pro Forma Basis for the four fiscal quarter period for which financial statements have been delivered (or are required to have been delivered) under Section 6.1(a) or (b) that has ended on or most recently prior to such date, or (b) has total assets of less than 2.5% of consolidated total assets as reflected in the financial statements most recently delivered on or prior to such date, and when taken together with all other Immaterial Subsidiaries, has total assets of less than 5.0% of consolidated total assets as reflected in the financial statements most recently delivered under Section 6.1(a) or (b) that has ended on or most recently prior to such date.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness of such Person;

(g)            all obligations of such Person in respect of Disqualified Stock of such Person; and

(h)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company unless the Indebtedness of such joint venture is Guaranteed by such Person and covered by clause (h) above) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness that is only Indebtedness pursuant to clause (e) shall be the lesser of the indebtedness secured by a Lien on property of the applicable Person and the fair market value of such property, as reasonably determined by the Borrower, so long as such Indebtedness is non-recourse to the Loan Parties.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.4(b).

“Information” has the meaning specified in Section 10.8.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any ~~LIBOR Rate~~SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~LIBOR Rate~~SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each ~~LIBOR Rate~~SOFR Loan, the period commencing on the date such ~~LIBOR Rate~~SOFR Loan is disbursed or Converted to or continued as a ~~LIBOR Rate~~SOFR Loan and ending on the date one, ~~two,~~ three or six months thereafter ~~(or 12 months, if requested by the Borrower and consented to by all the Lenders),~~, as selected by the Borrower in its Committed Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a U.S. Government Securities Business Day shall be extended to the next succeeding U.S. Government Securities Business Day unless such U.S. Government Securities Business Day falls in another calendar month, in which case such Interest Period shall end on the preceding U.S. Government Securities Business Day;

(ii)            any Interest Period that begins on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last U.S. Government Securities Business Day of the calendar month at the end of such Interest Period;

(iii)            no Interest Period shall extend beyond the Maturity Date; and

(iv)            notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a ~~LIBOR~~SOFR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

~~“Interpolated Rate” means, at any time, for any interest period, the greater of (i) the rate per annum (rounded to the same number of decimal places as the Published LIBOR Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Published LIBOR Rate for the longest period (for which the Published LIBOR Rate is available) that is shorter than the Impacted Interest Period; and (b) the Published LIBOR Rate for the shortest period (for which the Published LIBOR Rate is available) that exceeds the Impacted Interest Period, in each case, at such time and (ii) 1.00%.~~

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment” means, as to any Person, any direct or indirect (a) purchase or other acquisition of Equity Interests of another Person, (b) loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement, in form satisfactory to the Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.

~~“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.~~

~~“LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, a rate for eurodollar deposits for a period equal to 1, 2, 3, 6, or, if offered by all relevant affected Lenders, 12 months or a shorter period (as selected by the Borrower) appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (the “Published LIBOR Rate”) (as adjusted for statutory reserve requirements for eurocurrency liabilities); provided that if the Published LIBOR Rate shall not be available at such time for such interest period (an “Impacted Interest Period”) then the Published LIBOR Rate shall be the Interpolated Rate; provided further that the LIBOR Rate shall in no case be less than 1.00%. If the Reuters screen shall no longer report the Published LIBOR Rate, or such interest rates cease to exist, the Agent shall be permitted to select an alternate service that quotes, or alternate interest rates in accordance with the terms and conditions of Section 2.14.~~

~~“LIBOR Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Rate.~~

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including the lien or retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real property, but excluding the interests of lessors under operating leases).

“Liquidity” means, at any time of determination, an amount determined for Borrower and its Subsidiaries on a consolidated basis equal to the amount of (a) Qualified Cash of Borrower and its Subsidiaries plus (b) the amount available to be borrowed under the ABL Facility at such time (after giving effect to all reserves and any restrictions on availability) based on the Borrowing Base Certificate (as defined in the ABL Credit Agreement) most recently delivered to the ABL Agent pursuant to the ABL Credit Agreement and taking into account any borrowing or repayments since the date of such Borrowing Base Certificate (provided, for the avoidance of doubt, that the amount in clause (b) shall be $0.00 to the extent a default or event of default exists and is continuing under the ABL Facility at the time “Liquidity” is calculated hereunder).

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means this Agreement, each Note, the Perfection Certificate, the Fee Letter, the Security Documents, the ABL Intercreditor Agreement and any other agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents to which they are a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under the Loan Documents taken as a whole or a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents to which they are a party taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would result in a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $10,000,000. Notwithstanding the foregoing, any Indebtedness incurred under clause (j) of the definition of “Permitted Indebtedness” shall at all times be deemed Material Indebtedness hereunder. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn and committed amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Material Real Estate” means any piece of Real Estate located in the United States or the United Kingdom that is owned in fee by a Loan Party having a fair market value in excess of $3,500,000 as reasonably determined, in good faith, by the Borrower and reasonably acceptable to the Agent. For the avoidance of doubt, Material Real Estate shall not include any leased Store.

“Maturity Date” means with respect to any Term Loans, the date that is five years after the Closing Date; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum ABL Principal Amount” means, as of any date of determination, (a) $300,000,000, minus (b) permanent reductions of revolving loan commitments under the ABL Loan Documents after the date hereof; provided that such commitment reductions are accompanied by principal payments to the extent such principal payments are required pursuant to the ABL Credit Agreement as in effect as of the date hereof (but excluding any permanent reductions made in connection with a Refinancing permitted under Section 7.12 hereof) plus (c) interest, fees, costs, expenses, indemnities, and such other similar amounts payable pursuant to the terms of the ABL Loan Documents as in effect as of the date hereof (or as amended in accordance with Section 7.12 hereof), whether or not the same are added to the principal amount of the ABL Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not allowed in any such Insolvency Proceeding.

“Maximum Capital Expenditure Amount” means, with respect to any Fiscal Year, an amount equal to (a) Consolidated EBITDA for the Measurement Period ending on or around October 31 of the immediately prior Fiscal Year less (b) the product of (i) 1.1 multiplied by (ii) Debt Service Charges for the Measurement Period ending on or around October 31 of the immediately prior Fiscal Year.

“Maximum Rate” has the meaning provided therefor in Section 10.10.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarter period.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust, deed to secure debt or any other document, creating and evidencing a Lien on a Mortgaged Property in favor of the Agent, for the benefit of the Credit Parties, securing the Obligations, which shall be in form and substance reasonably satisfactory to the Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law or as shall be customary under applicable local law.

“Mortgaged Property” means (a) subject to Section 6.15, each piece of Real Estate identified as owned real property on Schedule 3. to the Perfection Certificate and (b) each piece of Material Real Estate, if any, that shall be subject to a Mortgage delivered after the Closing Date pursuant to Sections 6.11, 6.15 and/or 6.16.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or has any continuing liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means (a) with respect to any Asset Sale by, Extraordinary Receipt received by or paid to the account of, or any Casualty Event experienced by any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Permitted Cash Equivalents received by the Loan Parties and their Restricted Subsidiaries in connection with such transaction (including any cash or Permitted Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received (which deferred payment shall be aggregated with prior payments for purposes of determining the amount of Net Proceeds)) minus (ii) the sum of (A) the principal amount of any Indebtedness that is secured by any applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien (if any) on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the aggregate amount of any ABL Obligations that are required to be prepaid (or are voluntarily prepaid) with such amounts in accordance with the terms of the ABL Loan Documents (to the extent such amounts constitute proceeds of ABL Priority Collateral), (C) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) and paid to third parties (other than Affiliates) and (D) in the case of Net Proceeds from Extraordinary Receipts, (I) the aggregate amount required to be paid by the Loan Parties and their Restricted Subsidiaries to other Persons that are not Affiliates in relation to the event or condition giving rise to such Extraordinary Receipts (including any amounts retained by or paid to such other Persons entitled to such amounts) and (II) the aggregate amount that reimburses the Loan Parties and their Restricted Subsidiaries for amounts previously incurred directly attributable to the event or condition giving rise to such Extraordinary Receipts (including payment of any fees, costs and expenses arising in connection therewith); and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Restricted Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Permitted Cash Equivalents received in connection with such transaction minus (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith and paid to third parties (other than Affiliates).

“Non-Consenting Lender” has the meaning provided therefor in Section 10.1(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Loan Party Acquisition Sub-Limit” has the meaning provided therefor in the defined term “Permitted Acquisition”.

“Non-Loan Party Investment Basket” has the meaning provided therefor in clause (c)(iv) of the defined term “Permitted Investments”.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, expenses and premiums (including any Applicable Prepayment Premium)), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“option right” has the meaning set forth in clause (a) of the definition of “Change of Control”.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or LLC agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than with respect to an assignment made pursuant to Section 3.6).

“Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.6(d).

“Participant Register” has the meaning provided therefor in Section 10.6(d).

“Patriot Act” has the meaning specified in Section 5.27.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date executed by the Loan Parties, together with any other Perfection Certificates delivered to the Agent in accordance with the Guaranty and Security Agreement.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)            such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(b)            any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower and its Restricted Subsidiaries under this Agreement;

(c)            any Equity Interests of a Person acquired in such transaction shall be of a Person that becomes a Restricted Subsidiary; provided that the aggregate consideration paid in respect of Persons that do not become Guarantors shall not exceed $10,000,000 in the aggregate for all Permitted Acquisitions (the “Non-Loan Party Acquisition Sub-Limit”) less any amounts invested pursuant to the Non-Loan Party Investment Basket;

(d)            no Event of Default then exists or would arise as a result of such transaction;

(e)            the aggregate consideration paid for all Permitted Acquisitions shall not exceed $50,000,000 during the term of this Agreement; and

(f)            after giving effect to such Permitted Acquisition the Total Leverage Ratio of the Borrower and its Restricted Subsidiaries determined on a Pro Forma Basis shall be equal to or less than 0.75x below the applicable Total Leverage Ratio set forth in Section 7.15(a) for the most recently ended Measurement Period (or if no such Measurement Period has occurred, the immediately following Measurement Period).

“Permitted Cash Equivalents” shall mean:

(a)            readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)            commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)            time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)            fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)            Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above; and

(f)            in the case of any Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (e) or the definition of Permitted Cash Equivalents, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

“Permitted Disposition” means any of the following:

(a)            Dispositions of Inventory in the ordinary course of business;

(b)            sales of Inventory not in the ordinary course of business in connection with Store closings or closings of other locations where Inventory of the Loan Parties is sold at retail at arm’s length;

(c)            non-exclusive licenses of Intellectual Property of a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business, and the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of Borrower and its Restricted Subsidiaries taken as a whole;

(d)            sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(e)            Dispositions of equipment and other property (other than Inventory) in the ordinary course of business that is worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Restricted Subsidiary;

(f)            sales, transfers and other Dispositions among the Loan Parties or by any Restricted Subsidiary to a Loan Party;

(g)            sales, transfers and other Dispositions by any Restricted Subsidiary which is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(h)            Dispositions which constitute Restricted Payments that are otherwise permitted hereunder;

(i)            Dispositions permitted pursuant to Section 7.4 hereof;

(j)            the Disposition of defaulted receivables and the compromise, settlement and collection of receivables in the ordinary course of business or in bankruptcy or other proceedings concerning the other account party thereon and not as part of an accounts receivable financing transaction or factoring arrangement;

(k)            leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(l)            any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind to the extent that any of the foregoing could not reasonably be expected to have a Material Adverse Effect;

(m)            Dispositions of cash and Permitted Cash Equivalents in the ordinary course of business;

(n)            sales of Inventory determined by the management of the applicable Loan Party not to be saleable in the ordinary course of business of such Loan Party or any of the Loan Parties;

(o)            Dispositions of asset pursuant to condemnation proceedings;

(p)            Other Dispositions, excluding licensing, so long as no Default or Event of Default then exists or would arise as a result of such transaction; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Borrower in good faith, (ii) the Borrower or any of its Restricted Subsidiaries shall receive not less than 75.0% of such consideration in the form of cash or Permitted Cash Equivalents (provided, however, that for the purposes of this clause (p)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by such Borrower or any of its Restricted Subsidiaries into cash or cash equivalents within 180 days following the closing of such Disposition (which amounts constitute Net Proceeds when received), and (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition) and (iii) the aggregate amount of consideration for such Dispositions during the term of this Agreement shall not exceed $15,000,000;

(q)            the partial or total unwinding of any Swap Contracts;

(r)            the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable Law;

(s)            other Dispositions, excluding licensing, in an aggregate amount not to exceed $2,000,000; and

(t)            exclusive licensing of Intellectual Property to third parties and grants of distribution rights related thereto, in each case, in the ordinary course of business consistent with past practice, provided that such licenses and grants shall be limited by product, by time, by channel and by geography;

provided, that, notwithstanding the foregoing, in no event shall any Loan Party, or shall any Loan Party permit any of its Subsidiaries to, directly or indirectly, (i) file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable Law with respect to any corporation, limited liability company, partnership or other entity) unless such transaction is otherwise permitted hereunder or the divided entity becomes a Loan Party substantially concurrently with such division or (ii) make any Dispositions (other than non-exclusive licensing in the ordinary course of business to (x) Subsidiaries that are not Loan Parties consistent with past practice and (y) Persons that are not Affiliates of the Loan Parties in an arms’ length transaction (including pursuant to clause (t) of the definition of Permitted Disposition)) of any material Intellectual Property of any Loan Party to any Person that is not a Loan Party.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.4;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.4;

(c)            pledges, deposits or security under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation, or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(d)            pledges or deposits made in the ordinary course of business to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)            Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)            easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way, similar encumbrances on real property and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not, individually or in the aggregate, materially interfere with (i) the ordinary conduct of business of a Loan Party or (ii) the current use of the real property subject to such encumbrances and/or defects;

(g)            Liens existing on the Closing Date listed on Schedule 7.1 and Liens to secure any Permitted Refinancings of the Indebtedness with respect thereto;

(h)            Liens which secure Indebtedness permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after the acquisition thereof (or such Liens secure Permitted Refinancing of such Indebtedness), (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets acquired, improved or refinanced with such Indebtedness, and any replacements, additions or accessions thereto and any proceeds therefrom, and shall not extend to any other property or assets of the Loan Parties;

(i)            Liens in favor of the Agent securing the Obligations;

(j)            landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k)            possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)            Liens arising solely by virtue of any statutory or common law provisions or customary contractual provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts, commodity trading or other brokerage accounts or other funds maintained with depository institutions or securities intermediaries, including rights of setoff relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or relating to pooled deposit or sweep accounts of the Loan Parties to permit the satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(m)            any interest of a lessor or sublessor under, and Liens arising from, precautionary UCC filings (or equivalent filings) regarding leases and subleases permitted under the Loan Documents;

(n)            any interest of, and Liens granted to consignors in the ordinary course of business with respect to the consignment of goods to a Loan Party;

(o)            Liens on property in existence at the time such property is acquired or on such property of a Subsidiary in existence at the time such Subsidiary is acquired; provided that such Liens are not incurred in connection with or in anticipation of such acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(p)            Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.4;

(q)            ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(r)            [reserved];

(s)            Liens securing obligations in an amount not to exceed $7,500,000 in the aggregate;

(t)            Liens in favor of issuers of credit cards arising in the ordinary course of business securing the obligation to pay customary fees and expenses in connection with credit card arrangements;

(u)            Liens on premium rebates securing financing arrangements with respect to insurance premiums;

(v)            Liens on securities that are the subject of repurchase agreements constituting Permitted Cash Equivalents;

(w)            Liens on cash or Permitted Cash Equivalents posted as margin to secure Indebtedness incurred pursuant to clause (e) of the definition of “Permitted Indebtedness”;

(x)            Liens solely on any cash earnest money deposits made by any Loan Party or any of their Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(y)            Liens securing Permitted Indebtedness under clause (j) of the definition of “Permitted Indebtedness”, and securing cash management and Swap Contracts secured under the documentation governing such Indebtedness, so long as any such Liens on assets of any Loan Party are subject to the ABL Intercreditor Agreement;

(z)            Liens on assets of a Subsidiary other than a Loan Party securing Permitted Indebtedness of such Subsidiary (provided, that, such secured Permitted Indebtedness is non-recourse to any Loan Party) except with respect to Lands’ End Europe Limited prior to the date it becomes a Guarantor;

(aa)          any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(bb)          leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(cc)          Liens on Equity Interests of joint venture that is not a Subsidiary of a Loan Party pursuant to the relevant joint venture agreement or arrangement;

(dd)          Liens in favor of the Borrower or any Subsidiary (other than Liens on property or assets of any Loan Party in favor of any Subsidiary that is not a Guarantor);

(ee)          Liens securing in an aggregate amount not to exceed $5,000,000 under Swap Contracts; and

(ff)          Liens on up to $2,000,000 in cash collateral in favor of Bank of America, N.A. to secure Existing BAML Indebtedness.

“Permitted Holder” means ESL Investments, Inc. and any of its Affiliates other than any of their portfolio companies.

“Permitted Indebtedness” means each of the following:

(a)            Indebtedness outstanding on the Closing Date and listed on Schedule 7.3 and any Permitted Refinancing thereof;

(b)            (i) Indebtedness of any Loan Party to any other Loan Party, (ii) intercompany Indebtedness between any Restricted Subsidiary of the Borrower that is not a Loan Party to any other Restricted Subsidiary that is not a Loan Party, and (iii) intercompany Indebtedness between a Loan Party and any Subsidiary that is not a Loan Party, provided that any such Indebtedness (1) of a Loan Party owing to any Subsidiary that is not a Loan Party must be, subject to Section 6.15, subordinated to the Obligations on terms and conditions reasonably acceptable to the Agent (provided that the Agent agrees that the Intercompany Note, dated as of November 16, 2017, and delivered to the Agent on the Closing Date shall be acceptable), and (2) any Investment resulting from any such Indebtedness of a Subsidiary that is not a Loan Party owing to any Loan Party must be a Permitted Investment under clause (c) of such definition;

(c)            purchase money Indebtedness of the Borrower or any Restricted Subsidiary to finance the acquisition of any real or personal property, including Capital Lease Obligations, and any finance or capital leases of vehicles, plant, equipment or computers, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $50,000,000 at any time outstanding;

(d)            contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(e)            obligations (contingent or otherwise) of any Loan Party or any Restricted Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, commodity prices or foreign exchange rates, and not for purposes of speculation or taking a “market view”;

(f)            Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or acquisition price or earnouts with respect to any Acquisition permitted under Section 7.2 or Disposition permitted by Section 7.5;

(g)            Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred in contemplation of such Person’s becoming a Subsidiary of a Loan Party) in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(h)            the Obligations;

(i)            (A) Subordinated Debt of the Borrower or any Guarantor in an aggregate principal amount not to exceed $10,000,000 and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(j)            Indebtedness under the ABL Facility and any Permitted Refinancing thereof, in an aggregate principal amount (including any undrawn letters of credit thereunder) not to exceed the lesser of (i) the Maximum ABL Principal Amount and (ii) the sum of (A) the Borrowing Base at any time outstanding plus (B) the aggregate principal amount of all Permitted Overadvances and Unintentional Overadvances at any time outstanding, in each case, as contemplated by the ABL Facility on the date hereof;

(k)            other Indebtedness not otherwise permitted hereunder in a principal amount not to exceed $12,000,000 at any time outstanding;

(l)            [reserved];

(m)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations (including, in each case, letters of credit issued to provide such bonds, guaranties and similar obligations), in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(n)            Indebtedness arising from overdraft facilities and/or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including, but not limited to, intraday, ACH and purchasing card/T&E services) in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the applicable Loan Party of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(o)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)            to the extent constituting Indebtedness, obligations incurred in the ordinary course of business in respect of private label trade letters of credit not constituting Obligations;

(q)            [Reserved];

(r)            Indebtedness arising from a Guarantee of any Indebtedness otherwise constituting Permitted Indebtedness to the extent the Person providing such Guarantee is not prohibited from directly incurring such Permitted Indebtedness;

(s)            [Reserved];

(t)            Indebtedness supported by a letter of credit or bank guarantee issued under the ABL Facility, in a principal amount not to exceed the face amount of such letter of credit or bank guarantee;

(u)            Indebtedness of Subsidiaries other than Loan Parties not to exceed $5,000,000;

(v)            the Existing BAML Indebtedness; and

(w)            premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.

“Permitted Investments” means each of the following:

(a)            cash and Permitted Cash Equivalents;

(b)            Investments existing on the Closing Date and set forth on Schedule 7.2, but not any increase in the amount thereof or any other modification of the terms thereof, unless committed as of the Closing Date and set forth on Schedule 7.2;

(c)            (i) Investments by any Loan Party and its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the Closing Date (including pursuant to that certain Intercompany Revolving Loan Agreement, dated as of October 23, 2019, by and between the Borrower and Lands’ End GmbH, as in effect on the Closing Date in a maximum amount not to exceed $15,000,000) (it being understood that any increase in the outstanding amount thereof will be deemed to have utilized the Non-Loan Party Investment Basket), (ii) additional Investments by any Loan Party and the Restricted Subsidiaries in Loan Parties, (iii) additional Investments by Restricted Subsidiaries of the Loan Parties that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties and (iv) additional Investments by the Loan Parties in Subsidiaries or joint ventures that are not Loan Parties in an aggregate amount invested after the Closing Date not to exceed $10,000,000 (the “Non-Loan Party Investment Basket”) less any amounts invested pursuant to the Non-Loan Party Acquisition Sub-Limit;

(d)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)            Guarantees constituting Permitted Indebtedness and Guarantees of operating leases or other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(f)            so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(g)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)            advances to officers, directors and employees of the Loan Parties and Restricted Subsidiaries in the ordinary course of business in an amount not to exceed $1,000,000 to any individual at any time outstanding or in an aggregate amount not to exceed $2,500,000 at any time outstanding, for ordinary business purposes;

(i)            Investments constituting Permitted Acquisitions and Investments held by the Person acquired in such Acquisition at the time of such Acquisition (and not acquired in contemplation of the Acquisition);

(j)            Investments arising out of the receipt of non-cash consideration for the sale of assets otherwise permitted under this Agreement;

(k)            Investments in Swap Contracts not entered into for speculative purposes;

(l)            advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the applicable Loan Party;

(m)            Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, provided that no such Investment shall impair in any manner the limited license granted to the Agent in such Intellectual Property pursuant to the Loan Documents;

(n)            Investments in joint ventures that solely own real properties (and ancillary assets) upon which Stores are located existing as of the Closing Date and entered into hereafter in the ordinary course of business in an amount not to exceed $1,000,000 outstanding at any time;

(o)            as long as no Event of Default exists or would arise therefrom, other Investments not to exceed $12,500,000 at any time outstanding;

(p)            [Reserved];

(q)            Investments in exchange for Qualified Equity Interests;

(r)            any Investment in securities or other assets not constituting cash or Permitted Cash Equivalents and received in connection with a Disposition made pursuant to Section 7.5;

(s)            [Reserved]; and

(t)            Investments arising directly out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration for any Permitted Disposition.

“Permitted Overadvance” has the meaning specified in the ABL Credit Agreement.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the Weighted Average Life to Maturity of such Permitted Refinancing is greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being Refinanced (c) such Permitted Refinancing shall not have a final maturity earlier than the final maturity of the Indebtedness being refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Agent and the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors that are not Loan Parties who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, and (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA (including a Pension Plan but excluding a Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.2.

“Prepayment Event” shall mean (a) any voluntary prepayment of all or any part of the initial principal balance of the Loan pursuant to Section 2.5(a), (b) the mandatory prepayment of all or any part of the principal balance of the Loan pursuant to Section 2.5(b)(ii), 2.5(b)(iii), and 2.5(b)(v), (c) any acceleration of the Loan (before or after an Event of Default, insolvency event or otherwise) and (d) any Repricing Event or replacement of a Lender pursuant to Section 10.14; provided, that, and for the avoidance of doubt, any mandatory prepayment of all or any part of the principal balance of any Loan pursuant to Section 2.5(b)(i) or Section 2.5(b)(iv) shall not be considered a “Prepayment Event.”

“Prime Rate” shall mean a variable per annum rate, as of any date of determination, equal to the rate as of such date published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

“Pro Forma Adjustment” means, as to any Measurement Period, with respect to an Acquired Entity or Business acquired or converted during or following such Measurement Period, an adjustment to the Consolidated EBITDA of the Borrower for such Measurement Period equal to the sum of, (i) the applicable Acquired EBITDA and (ii) additional amounts that are factually supportable and expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the SEC.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance of any Specified Transaction with any test hereunder for an applicable period of measurement, that in calculating such test (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) such Specified Transaction, all other Specified Transactions occurring prior to such Specified Transaction, and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (or as of the last date in the case of a balance sheet item): (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Public Lender” has the meaning specified in Section 6.2.

“Qualified Cash” means, at any time of determination, the aggregate balance sheet amount of unrestricted cash and Permitted Cash Equivalents included in the consolidated balance sheet of Borrower and its Subsidiaries as of such time that (i) is free and clear of all Liens other than Liens in favor of Agent for the benefit of all the Lenders, Liens in favor of ABL Agent to secure ABL Obligations, non-consensual Permitted Encumbrances and Liens pursuant to clause (l) of the definition of Permitted Encumbrance, (ii) may be applied to payment of the Obligations or the obligations under the ABL Facility without violating any Law, contract, or other agreement, (iii) is in deposit or securities accounts subject to Control Agreements (as defined in the Guaranty and Security Agreement) pursuant to which Agent has a perfected Lien or in non-U.S. jurisdictions, to the extent the Agent otherwise has a perfected security interest in the applicable deposit or securities accounts (provided, that, this clause (iii) shall not be applicable prior to the date that is 60 days following the Closing Date (or such later date as the Agent may agree in its sole discretion)), and (iv) is not Net Proceeds held or required to be held in a Term Loan Priority Account.

“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Stock.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinance” has the meaning specified in the definition of “Permitted Refinancing”.

“Register” has the meaning specified in Section 10.6(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Rejection Notice” has the meaning specified in Section 2.5(b)(v).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Event” means, (i) any prepayment or repayment of the Term Loans, in whole or in part, with the proceeds of, or conversion of the Term Loans into, any new or replacement tranche of term loans bearing interest with an Effective Yield less than the Effective Yield applicable to the Term Loans (as such comparative yields are determined in the reasonable judgment of the Agent consistent with generally accepted financial practices) and (ii) any amendment to this Agreement that reduces the Effective Yield applicable to the Term Loans.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Total Outstandings; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, controller or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder (or, in the case of any Foreign Subsidiary, a director or other authorised signatory of such Foreign Subsidiary). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property, and the amount of any Restricted Payment made other than in cash being deemed to be the fair market value, as reasonably determined by the Borrower, of the property subject to such Restricted Payment as of the time of such Restricted Payment) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of comprehensive country-wide or territory-wide Sanctions program administered and enforced by OFAC (as of the Closing Date, the sanctions programs for Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, and in each case insofar as dealings with the person are prohibited under Sanctions, (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other Sanctions-related list maintained by a Governmental Authority, (b) any Person operating, organized or resident in a Sanctioned Entity, (c) any Person directly or indirectly fifty percent or more owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above, or (d) a Person that is otherwise the target of Sanctions.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including, without limitation, those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) ~~Her~~His Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any ~~Secured~~Credit Party, Loan Party or any of its Subsidiaries.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Documents” means the Guaranty and Security Agreement, the Control Agreements (as such term is defined in the Guaranty and Security Agreement), the Mortgages, the UK Security Agreements and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Separation Agreement” means the Tax Sharing Agreement dated April 4, 2014 between, among others, SHC and the Borrower.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Restricted Subsidiaries as of that date determined in accordance with GAAP.

“SHC” means Sears Holding Corporation, a Delaware corporation.

“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the~~as administered by the SOFR ~~a~~Administrator ~~of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~.

“SOFR Adjustment” has the meaning specified in the definition of “Term SOFR”.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of Base Rate.

“Solvent” and “Solvency” means, with respect to any Person and its Subsidiaries on a Consolidated basis on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Indebtedness” means any Indebtedness incurred pursuant to clause (i) of the definition of “Permitted Indebtedness” and any unsecured Indebtedness incurred pursuant to clause (k) of the definition of “Permitted Indebtedness.”

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, or other transaction by the Borrower or any Restricted Subsidiary that by the terms of this Agreement requires satisfaction of a financial test calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto; provided that any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $1,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment in full to the prior payment of all Obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Agent and is otherwise on terms reasonably satisfactory to the Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning specified in Section 2.1.

“Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate principal amount of the Term Loan Commitments is $275,000,000.

“Term Loan Priority Account” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term SOFR” means,

(a)           for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus (x) in respect of any one month Interest Period; 0.11448%, (y) in respect of any three month Interest Period, 0.26161%; and (z) in respect of any six month Interest Period, 0.42826% (clauses (x) through (z), the “SOFR Adjustment”); provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator plus 0.11448% (the “Base Rate SOFR Adjustment” and, together with the SOFR Adjustment, the “Term SOFR Adjustment”); provided, however, that if as of 5:00 p.m. (New York City Time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above and, for the avoidance of doubt, after giving effect to the Term SOFR Adjustment) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Total Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Total Debt as of the last day of such Measurement Period to (b) Consolidated EBITDA of the Borrower for such Measurement Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Trading with the Enemy Act” has the meaning set forth in Section 10.19.

“Transactions” means, collectively, (a) the initial Borrowing hereunder on the Closing Date, (b) the repayment in full and termination of the Indebtedness under the Existing Term Loan Agreement and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a ~~LIBOR Rate~~SOFR Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article IX; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UK Guarantors” means Lands’ End Europe Limited.

~~"~~“UK Mortgage~~"~~” means a fully executed legal mortgage in favor of the Agent granted pursuant to the UK Security Agreements by the UK Guarantor creating a fixed and floating charge over the UK Property.

“UK Property” means the freehold property being ‘land lying to the North of Pillings Road, Oakham’, registered at the UK Land Registry with title number LT295459, and referred to more commonly as Lands’ End Way, Oakham, Rutland LE15 6US.

“UK Security Agreements” means, collectively, (a) an all asset debenture entered into by the UK Guarantor creating a first priority security interest over all or substantially all of its assets (including the UK Mortgage), (b) [reserved] and (c) a share charge granted over the Equity Interests of the UK Guarantor in connection with this Agreement.

~~“UK Property” means the freehold property being ‘land lying to the North of Pillings Road, Oakham’, registered at the UK Land Registry with title number LT295459, and referred to more commonly as Lands' End Way, Oakham, Rutland LE15 6US.~~

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

“Unintentional Overadvance” has the meaning provided therefor in the ABL Credit Agreement.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (x) a Saturday, (y) a Sunday or (z) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e)(ii)(B)(III).

“US Mortgaged Property” means a Mortgaged Property specified in clause (a) of the definition of Mortgaged Property and located in the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2           Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Obligations (including the Applicable Prepayment Premium) other than unasserted contingent indemnification Obligations.

1.3           Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)            Pro Forma Basis. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which (or after which, but on or prior to the date of determination) any Specified Transaction occurs, the Total Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis; provided, that for purposes of Section 7.15 Pro Forma Effect shall not be given to any event occurring after the end of the applicable Measurement Period.

1.4           Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to two places more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.5           Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “~~LIBOR Rate~~Term SOFR” or with respect to any comparable or successor rate thereto.

1.6           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.7           Interest Rate. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other Related Parties may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
The Commitments and Credit Extensions

2.1           The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan in Dollars (each such loan, a “Term Loan”) to the Borrower on the Closing Date, in an amount not to exceed the amount of such Lender’s Term Loan Commitment. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or ~~LIBOR Rate~~SOFR Loans as further provided herein.

2.2           Borrowings, Conversions and Continuations of Loans.

(a)            The Borrowing shall be either Base Rate Loans or ~~LIBOR Rate~~SOFR Loans as the Borrower may request subject to and in accordance with this Section 2.2. Subject to the other provisions of this Section 2.2, Borrowings of more than one Type may be incurred at the same time.

(b)            The Borrowing, each Conversion of Loans from one Type to the other, and each continuation of ~~LIBOR Rate~~SOFR Loans shall be made upon the Borrower’s irrevocable prior written Committed Loan Notice to the Agent, appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of, Conversion to or continuation of ~~LIBOR Rate~~SOFR Loans or of any Conversion of ~~LIBOR Rate~~SOFR Loans to Base Rate Loans, and (ii) 12:00 p.m. three Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, Conversion to or continuation of ~~LIBOR Rate~~SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or Conversion to Base Rate Loans shall be in minimum amounts of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a Conversion of Loans from one Type to the other, or a continuation of ~~LIBOR Rate~~SOFR Loans, (ii) the requested date of the Borrowing, Conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, Converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be Converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or continuation, then the applicable Loans shall be made as, or Converted to, Base Rate Loans. Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~LIBOR Rate~~SOFR Loans. If the Borrower requests a Borrowing of, Conversion to, or continuation of ~~LIBOR Rate~~SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c)            Following receipt of a Committed Loan Notice, the Agent shall notify each Lender of the amount of its Applicable Percentage of the Loans, and if no timely notice of a Conversion or continuation is provided by the Borrower, the Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans described in Section 2.2(b). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Agent in immediately available funds at the Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.1, the Agent shall make all funds so received available to the Borrower in like funds as received by the Agent either by (i) crediting the account of the Borrower on the books of the Agent with the amount of such funds or (ii) wire transferring such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Borrower.

(d)            [Reserved].

(e)            Except as otherwise provided herein, a ~~LIBOR Rate~~SOFR Loan may be continued or Converted only on the last day of an Interest Period for such ~~LIBOR Rate~~SOFR Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, Converted to or continued as ~~LIBOR Rate~~SOFR Loans without the consent of the Required Lenders.

(f)             The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~LIBOR Rate~~SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(g)           After giving effect to all Borrowings, all Conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to ~~LIBOR Rate~~SOFR Loans.

2.3           [Reserved].

2.4           [Reserved].

2.5           Prepayments.

(a)            Optional Prepayments.

 (i)            the Borrower may, upon irrevocable notice from the Borrower to the Agent, at any time or from time to time voluntarily prepay any Borrowing of any Loans in whole or in part subject to the payment of the Applicable Prepayment Premium; provided that (i) such notice must be received by the Agent not later than 12:00 p.m. three Business Days prior to any date of prepayment of any Loans; and (ii)(A) any prepayment of ~~LIBOR Rate~~SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (B) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~LIBOR Rate~~SOFR Loans, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (except that any such notice may be conditioned on the receipt of net proceeds from any refinancing indebtedness or the consummation of a Change of Control that results in a refinancing and payment in full of the Obligations). Any prepayment of the Loan shall be accompanied by all accrued interest on the amount prepaid plus the Applicable Prepayment Premium, together with any additional amounts required pursuant to Section 3.5. Each such prepayment shall be applied to the principal installments of the Loans as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Loans under Section 2.7 in direct order of maturity) and shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b)            Mandatory Prepayments.

 (i)            Excess Cash Flow. Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.1(a) and the related Compliance Certificate has been delivered pursuant to Section 6.2(a) for each fiscal year of the Borrower, commencing with the first full fiscal year of the Borrower commencing after the Closing Date, the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to (A) 75% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus (B) the sum of all voluntary prepayments of (i) Loans during such Fiscal Year and (ii) loans under the ABL Facility (to the extent accompanied by a permanent reduction in the associated commitments thereof) made during such Fiscal Year, in each case, to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 50% if the Total Leverage Ratio as of the last day of the Fiscal Year covered by such financial statements (calculated giving Pro Forma Effect to any Specified Transaction occurring on or prior to such last day of such Fiscal Year) was less than or equal to 3.75:1.00 and greater than 3.00:1.00 and (y) the ECF Percentage shall be 0% if the Total Leverage Ratio as of the last day of the Fiscal Year covered by such financial statements (calculated giving Pro Forma Effect to any Specified Transaction occurring on or prior to such last day of such Fiscal Year) was less than or equal to 3.00:1.00.

 (ii)           Casualty Events and Asset Sales.

 (A)         Subject to Section 2.5(b)(ii)(B), if any Casualty Event or Asset Sale occurs, which in the aggregate results in the realization or receipt by the Borrower or a Restricted Subsidiary of Net Proceeds, the Borrower shall make a prepayment, in accordance with Section 2.5(b)(ii)(C), of an aggregate principal amount of Loans equal to 100% of all such Net Proceeds realized or received (other than Net Proceeds realized or received from any Casualty Event) plus the Applicable Prepayment Premium; provided that no such prepayment shall be required pursuant to this Section 2.5(b)(ii)(A) with respect to such portion of such Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Agent of its intent to reinvest in accordance with Section 2.5(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing). Nothing in this Section 2.5(b)(ii)(A) shall be construed to permit or waive any Default or Event of Default arising from, directly or indirectly, any Casualty Event or any Disposition not permitted under the terms of this Agreement.

 (B)          With respect to any Net Proceeds realized or received with respect to any Casualty Event or Asset Sale, at the option of the Borrower, the Borrower or any Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Proceeds in assets useful for its business (other than working capital, except for short-term capital assets, and including Investments) within (x) twelve (12) months following receipt of such Net Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Proceeds within twelve (12) months following receipt thereof, within the later of (1) twelve (12) months following receipt thereof or (2) one hundred and eighty (180) days following the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (ii) if any Net Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to 100% of such Net Proceeds plus the Applicable Prepayment Premium shall be applied, in accordance with Section 2.5(b)(ii)(C), to the prepayment of the Loans as set forth in this Section 2.5.

 (C)          On each occasion that the Borrower must make a prepayment of the Loans pursuant to this Section 2.5(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Proceeds (or, in the case of prepayments required pursuant to Section 2.5(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.5(b)(v) below, of the principal amount of Loans in an amount equal to 100% of such Net Proceeds realized or received plus the Applicable Prepayment Premium.

 (iii)          Incurrence of Certain Indebtedness. If the Borrower or any of its Restricted Subsidiaries incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.3, the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom plus the Applicable Prepayment Premium on or prior to the date which is five (5) Business Days after the receipt of such Net Proceeds. Nothing in this Section 2.5(b)(iii) shall be construed to permit or waive any Default or Event of Default arising from any incurrence or issuance of Indebtedness not permitted under the terms of this Agreement.

 (iv)          Extraordinary Receipts. If the Borrower or any of its Restricted Subsidiaries receives any Extraordinary Receipts, the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Proceeds.

 (v)           Issuance of Equity Interests. If the Borrower or any of its Restricted Subsidiaries sells or issues any Equity Interests (other than any Excluded Equity Issuance), the Borrower shall cause to be prepaid an aggregate principal amount of Loans equal to 100% of all Net Proceeds received therefrom plus the Applicable Prepayment Premium on or prior to the date which is five (5) Business Days after the receipt of such Net Proceeds. Nothing in this Section 2.5(b)(v) shall be construed to permit or waive any Default or Event of Default arising from any incurrence or issuance of Equity Interests not permitted under the terms of this Agreement.

 (vi)          Any Prepayment Event shall be accompanied by the Applicable Prepayment Premium, together with any additional amounts required pursuant to Section 3.5. Each prepayment of the Loan pursuant to this Section 2.5(b) shall be applied to the installments thereof pro rata in direct order of maturity pursuant to Section 2.7 following the occurrence of such applicable event under this Section 2.5(b). All Net Proceeds of Term Priority Collateral shall be held in a Term Loan Priority Account until such Net Proceeds are applied in accordance with this Section 2.5(b).

 (vii)         The Borrower shall notify the Agent in writing of any mandatory prepayment of Loans required to be made pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 2.5(b) by 2:00 p.m. at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Applicable Percentage of the prepayment with respect to any Loans. Each Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to clauses (i), (ii) and (iv) of this Section 2.5(b) by providing written notice (each, a “Rejection Notice”) to the Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Loans.

 (viii)        Notwithstanding any other provisions of this Section 2.5, (A) to the extent that repatriation to the United States of any portion of Excess Cash Flow attributable to a Foreign Subsidiary or any Net Proceeds of such a Foreign Subsidiary is (x) prohibited or delayed by applicable local law (including local laws with respect to financial assistance, corporate benefit, restrictions on up-streaming of cash intra-group and fiduciary and statutory duties of the directors of the relevant Foreign Subsidiaries) or (y) restricted by applicable material constituent documents of any non wholly-owned Foreign Subsidiary (so long as such restrictions were not implemented for the purpose of avoiding such mandatory repayment requirements), the amount of such portion of Excess Cash Flow or Net Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.5 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable constituent documents will not permit repatriation to the United States, and, if within one year following the date on which the respective repayment would otherwise have been required, such repatriation of any portion of such affected amount of Excess Cash Flow or Net Proceeds is permissible under the applicable local law or applicable material constituent documents (even if such cash is not actually repatriated at such time), an amount equal to such amount will be promptly (and in any event not later than two Business Days or such longer time period as the Agent may agree) applied (net of costs, expenses or taxes incurred by the Borrower and its Restricted Subsidiaries arising exclusively as a result of compliance with this provision) by the Borrower to the repayment of the Loans pursuant to this Section 2.5 to the extent provided herein and (B) to the extent that the Borrower has determined in good faith, and can so demonstrate to the reasonable satisfaction of the Agent, that repatriation of any portion of Excess Cash Flow would incur a material tax liability (taking into account any foreign tax credit or benefit that is anticipated in connection with such repatriation), the amount of such portion of Excess Cash Flow or Net Proceeds so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of each of clauses (A) and (B), (i) the Borrower hereby agrees to use commercially reasonable efforts (x) to overcome or eliminate any such restrictions on repatriation, (y) to minimize or eliminate any such costs or tax liabilities, and (z) to use the other cash resources of the Borrower and its Subsidiaries (subject to this clause (vi)), so that an amount equal to the full amount of such Excess Cash Flow or Net Proceeds will otherwise be subject to repayment under this Section 2.5 to the extent provided herein, (ii) the non-application of any portion of Excess Cash Flow or Net Proceeds amount pursuant to this clause (vi) shall not constitute an Event of Default (and such amounts shall be available for the working capital purposes of the applicable Foreign Subsidiary, in each case, subject to the repayment provisions in this clause (vi)). For the avoidance of doubt, it is understood and agreed that (x) the Borrower shall be required to first use all Excess Cash Flow (other than the amounts thereof affected as described in preceding clauses (A) and (B) of this clause (vi)) in order to make the full amount of the mandatory repayment required to be made on the relevant payment date pursuant to Section 2.5(b)(i) before the preceding provisions of this clause (vi) shall apply, and (y) nothing in this clause (vi) shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory repayments hereunder).

 (ix)          Applicable Prepayment Premium. Without limiting the generality of Section 2.5, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties hereby acknowledge and agree that if the Obligations are accelerated for any reason prior to the fourth anniversary of the Closing Date, including because of an Event of Default (including by operation of law or otherwise), the commencement of any Insolvency Proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition or encumbrance (including that by operation of law or otherwise) or a satisfaction or release by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means, the Applicable Prepayment Premium, determined as of the date of acceleration will also be due and payable as though said Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Loan Parties agree that it is reasonable under the circumstances. The Loan Parties expressly agree that: (i) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium, and (iv) the Applicable Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any prepayment, including as a result of any Prepayment Event. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION OF THE OBLIGATIONS. The Loan Parties expressly acknowledge that their respective agreement to pay the Applicable Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments hereunder and to make the Loan. Furthermore, the Loan Parties acknowledge and agree that the Loan Parties and their respective affiliates shall be estopped hereafter from claiming differently than as agreed to with respect to the Applicable Prepayment Premium and the Loan Parties acknowledge and agree that the Applicable Prepayment Premium is not intended to act as a penalty or to punish the Loan Parties for any action.

2.6           Termination or Reduction of Commitments.

(a)            The aggregate Term Loan Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the funding of the Term Loans.

2.7           Repayment of Obligations. The Borrower shall repay to the Agent for the ratable account of the Lenders (i) on the last Business Day of each March, June, September and December, commencing with December 31, 2020, an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Term Loans funded on the Closing Date (which is $275,000,000) and (ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date; provided that payments required by this Section 2.7 above shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.5.

2.8           Interest.

(a)            Subject to the provisions of Section 2.8(b) below, (i) each ~~LIBOR Rate~~SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the LIBOR Rate~~Term SOFR for such Interest Period plus the Applicable Margin for ~~LIBOR Rate~~SOFR Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)            If any Event of Default exists, then the Agent may, and upon the request of the Required Lenders shall, notify the Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter (for so long as such Event of Default is continuing) such Obligations shall bear interest at the Default Rate to the fullest extent permitted by Law; provided, that, upon the occurrence of an Event of Default under Sections 8.1(a) or (f) the Default Rate shall apply automatically. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Except as provided in Section 2.8(b), interest on each Loan shall be due and payable in arrears in cash on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.9           Fees.

(a)            Upfront Fee. The Borrower shall pay to the Agent an upfront fee in Dollars on the Closing Date in an amount equal to 3.00% of the principal amount of the Term Loans for the account of each Lender.

(b)            Other Fees. The Borrower shall pay to the Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10         Computation of Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11         Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

2.12         Payments Generally; Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in Dollars by wire transfer to such Lender’s Lending Office. All payments received by the Agent after 2:00 p.m. shall, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (other than with respect to payment of a ~~LIBOR Rate~~SOFR Loan), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)            (i)            Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of the Loan that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

 (i)            Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Agent because the conditions to the Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.1 hereof), the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Loan or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment hereunder.

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.3), then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 8.3, provided that:

(a)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)            the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this Section shall apply unless such assignment has been approved by the Required Lenders).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14           Benchmark Replacement.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with~~ and its related Benchmark Replacement Date prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement~~. Any such amendment will become effective at 5:00 p.m.~~ is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Agent has posted such proposed~~date notice of such Benchmark Replacement is pro~~pos~~vided to the Lenders without any amendment to ~~all Lenders and the Borrower~~, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such ~~amendment~~Benchmark Replacement from Lenders comprising the Required Lenders. ~~No replacement of the LIBOR Rate with a~~If the Benchmark Replacement ~~pursuant to this Section 2.14(a) will occur prior to the applicable Benchmark Transition Start Date~~is Daily Simple SOFR, all interest payments will be made on a monthly basis.

(b)            ~~Benchmark Replacement~~ Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes, in consultation with the Borrower (provided that the Agent’s decision shall be conclusive), from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii)~~ the implementation of any Benchmark Replacement~~,~~ and (ii~~i~~) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Borrower of the removal and reinstatement of any tenor of a Benchmark pursuant to Section 2.14(e) below. Any determination, decision or election that may be made by the Agent pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(d)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~LIBOR~~SOFR Borrowing of, conversion to or continuation of ~~LIBOR Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. Any conversion of SOFR Loans to Base Rate Loans required by the preceding sentence shall be subject to Section 3.5. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the ~~LIBOR Rate~~then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

2.15        Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

 (i)            Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

 (ii)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 10.9), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a non-pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Responsibility. The failure of any Defaulting Lender to fund any purchase of any participation to be made or funded by it, or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(b)            Defaulting Lender Cure. Once the Defaulting Lender has cured such default in a manner reasonably satisfactory to the Agent and the Borrower, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III
Taxes, Yield Protection and Illegality

3.1           Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

 (i)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent or Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Agent or a Loan Party, then the Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

 (ii)           If any Loan Party or the Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)            Payment of Other Taxes by the Borrower. Without limitation or duplication of the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Tax Indemnifications.

 (i)            The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

 (ii)           Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Taxes that are Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(d) relating to the maintenance of a Participant Register and (z) the Agent against any Excluded Taxes attributable to such Lender that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d)            Evidence of Payments. After any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.1, the Borrower shall as soon as practicable deliver to the Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)            Status of Recipients; Tax Documentation.

  (i)           Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

 (ii)           Without limiting the generality of the foregoing, in the event that the Borrower is organized in the United States,

 (A)           any Lender that is not a Foreign Lender shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

 (B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

 (I)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of a tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed copies of IRS Form W-8ECI;

(III)         (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV)          to the extent that the Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

 (C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

 (D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

 (iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any material respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f)             Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Loan Party, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)            Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)            Agent Tax Forms. Agent and any successor or supplemental Agent shall deliver to the Borrower on or prior to the date such person becomes an Agent under this Agreement two executed copies of (i) if such Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code) IRS Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding tax or (ii) if such Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), (A) with respect to amounts received on its own account, an executed applicable IRS Form W-8ECI and (B) with respect to amounts received on account of any Lender, an executed IRS W-8IMY certifying that it is either (i) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others or (ii) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with Borrower to be treated as a “United States person” as set forth in U.S. Treasury Regulation Section 1.1441-1(b)(2)(iv). Notwithstanding anything in this Section 3.1(h) to the contrary, the Agent shall not be required to provide any documentation pursuant to this Section 3.10(j) that the Agent is legally ineligible to deliver.

3.2           Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~LIBOR Rate~~SOFR Loans, or to determine or charge interest rates based upon ~~the LIBOR Rate~~Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, (i) any obligation of such Lender to make or continue ~~LIBOR Rate~~SOFR Loans or to Convert Base Rate Loans to ~~LIBOR Rate~~SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to ~~the LIBOR Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to ~~the LIBOR Rate~~Term SOFR component of the Base Rate, in each case, until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, Convert all ~~LIBOR Rate~~SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to ~~the LIBOR Rate~~Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBOR Rate~~SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBOR Rate~~SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the LIBOR Rate~~Term SOFR, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to ~~the LIBOR Rate~~Term SOFR component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the LIBOR Rate~~Term SOFR. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted.

3.3           Inability to Determine Rates. If in connection with any request for a ~~LIBOR Rate~~SOFR Loan or a Conversion to or continuation thereof: (a)  the Agent determines that ~~(i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, or (ii)~~ adequate and reasonable means do not exist for determining ~~the LIBOR Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~LIBOR Rate~~SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Agent or the Required Lenders determine that for any reason ~~the LIBOR Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~LIBOR Rate~~SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~LIBOR Rate~~SOFR Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~LIBOR Rate~~SOFR Loans shall be suspended (to the extent of the affected ~~LIBOR Rate~~SOFR Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to ~~the LIBOR Rate~~Term SOFR component of the Base Rate, the utilization of ~~the LIBOR Rate~~Term SOFR component in determining the Base Rate shall be suspended, in each case until the Agent upon the instruction of the Required Lenders revokes such notice or the condition giving rise to such suspension has terminated. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, Conversion to or continuation of ~~LIBOR Rate~~SOFR Loans (to the extent of the affected ~~LIBOR Rate~~SOFR Loans or Interest Periods) or, failing that, will be deemed to have Converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.4           Increased Costs; Reserves on ~~LIBOR Rate~~SOFR Loans.

(a)            Increased Costs Generally. If any Change in Law occurring after the date that such Lender first became a Lender shall:

 (i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.4(e) or otherwise reflected in ~~the LIBOR Rate~~Term SOFR);

 (ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

 (iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or ~~LIBOR Rate~~SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any ~~LIBOR Rate~~SOFR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law occurring after the date that such Lender first became a Lender affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall include a written statement setting forth in reasonable detail the basis for calculating such amount or amounts and be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e) Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender, together with a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.4(e). If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

3.5           Compensation for Losses. Upon demand of any Lender (with a copy to the Agent), which demand shall include a written statement, setting forth in reasonable detail the basis for calculating amounts owed to such Lender pursuant to this Section 3.5, from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred, without duplication of any amounts to which a Lender is otherwise entitled pursuant to the other provisions of this Article III, by it as a result of:

(a)            any continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)            any assignment of a ~~LIBOR Rate~~SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.14;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.~~

Such loss, cost or expense to any Lender shall be deemed to be the amount arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.5 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate promptly after receipt thereof.

3.6           Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.4, has invoked the provisions of Section 3.2, or if the Borrower is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.6(a) that eliminates such increased compensation or other additional amounts, the Borrower may replace such Lender in accordance with Section 10.14.

3.7           Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Agent.

Article IV
Conditions Precedent to Credit Extensions

4.1           Conditions of Initial Credit Extension. The obligation of each Lender to make its Term Loan hereunder is subject to satisfaction of the following conditions precedent:

(a)            The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

 (i)            counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lenders in such number as the Agent may request;

 (ii)           a Note executed by the Borrower in favor of each Lender requesting a Note;

 (iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and each in form and substance reasonably satisfactory to the Agent;

 (iv)          copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably request as to good standing in its jurisdiction of organization;

 (v)          a favorable opinion of Latham & Watkins LLP addressed to the Agent and each Lender on the Closing Date, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent;

 (vi)          a certificate of a Responsible Officer of the Borrower certifying (A) that the conditions specified in this Section 4.1 have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties, on a Consolidated basis, as of the Closing Date after giving effect to the Transactions, and (D) to the knowledge of such Responsible Officer, that all consents, licenses or approvals required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are party, if any, have been obtained and are in full force and effect;

 (vii)        subject to Section 6.15, evidence reasonably satisfactory to the Agent that all insurance required to be maintained pursuant to the Loan Documents and all certificates and endorsements in favor of the Agent required under the Loan Documents have been obtained and are in effect;

 (viii)        a payoff letter from the agent under the Existing Term Loan Facility reasonably satisfactory in form and substance to the Agent evidencing that such loan facility has been terminated, all obligations paid in full, and all Liens securing obligations of the Loan Parties under such facility have been or concurrently with the Closing Date are being released;

 (ix)          the Security Documents (other than Mortgages and Control Agreements (as such term is defined in the Guaranty and Security Agreement) to be delivered post-closing) and all other Loan Documents (to the extent to be executed on the Closing Date), each duly executed by the applicable Loan Parties;

 (x)           the Intercreditor Agreement Joinder, dated as of the date hereof, and fully executed by the ABL Agent, the Agent, and acknowledged by the Loan Parties;

(xi)            results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Liens permitted by Section 7.1 and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, in each case satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements have been made;

(xii)            (A) all documents and instruments, including Uniform Commercial Code financing statements reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens (subject to the ABL Intercreditor Agreement) intended to be created under the Loan Documents and (B) control agreements to the extent required under the Security Documents; and

(xiii)            such other assurances, certificates, documents, consents or opinions as the Agent reasonably may require.

(b)            [Reserved].

(c)            [Reserved].

(d)            All fees and expenses required to be paid to the Agent on or before the Closing Date shall have been paid in full, and all fees and expenses required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(e)            The Borrower shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

(f)            The Agent and the Lenders shall have received, at least four (4) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, requested by the Agent or Lenders seven (7) Business Days prior to the Closing Date.

(g)            [Reserved].

(h)            The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, shall be true and correct in all material respects on and as of the Closing Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects.

(i)            No Default or Event of Default shall exist, or would result from the application of the proceeds thereof.

(j)            The Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Article V
Representations and Warranties

To induce the Agent and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower, on behalf of each Loan Party, represents and warrants to the Agent and the Lenders that:

5.1            Existence, Qualification and Power. Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The Perfection Certificate sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.2            Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except where such conflict would not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach, termination, or contravention of, or constitute a default under (i) any Material Indebtedness to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents and Liens permitted by Section 7.1); or (d) except where such violation would not reasonably be expected to have a Material Adverse Effect, violate any Law.

5.3            Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents or (b) such as have been obtained or made and are in full force and effect.

5.4            Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.5            Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)            The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated July 31, 2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)            Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)            The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered to the Agent were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts it being acknowledged and agreed by the Credit Parties that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from the actual results and such variances may be material.

5.6            Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Restricted Subsidiaries or against any of its properties or revenues that (a) purport to materially adversely affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, would be customarily disclosed in the Borrower’s periodic filings with the SEC (unless so disclosed prior to the Closing Date).

5.7            [Reserved].

5.8            Ownership of Property; Liens.

(a)            Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets used in the conduct of its business except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Perfection Certificate sets forth the address of all Real Estate (excluding Leases) that is owned by the Loan Parties and indicates each piece of Real Estate constituting a Mortgaged Property. The Perfection Certificate sets forth the address of all Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the Closing Date. As of the Closing Date, each material Lease so identified in the Perfection Certificate is in full force and effect and the Loan Parties are not in material default of the terms thereof except as disclosed to the Lenders prior to the Closing Date.

5.9            Environmental Compliance.

(a)            No Loan Party (i) has failed, within the preceding five (5) years, to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: none of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and, to the best knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party.

(c)            Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party is undertaking, and no Loan Party has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law. All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the best knowledge of the Loan Parties, formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

5.10            Insurance. The properties of the Loan Parties are insured in accordance with Section 6.7 hereof with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks (including, without limitation, worker’s compensation, commercial general liability, insurance on real and personal property and directors and officers liability insurance) as are reasonably determined by the Borrower and customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. The Perfection Certificate sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed in the Perfection Certificate is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11            Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. As of the Closing Date, no Loan Party or any Subsidiary thereof is a party to any tax sharing agreement other than in connection with the Separation Agreement.

5.12            ERISA Compliance.

(a)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan and, to the knowledge of the Loan Parties, any Multiemployer Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)            There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and, to the knowledge of the Loan Parties, any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate meet all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher; (iv) neither the Borrower nor any ERISA Affiliate has incurred any unsatisfied liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)            With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such Foreign Plan; (iv) any Lien on the property of the Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a Foreign Plan; (v) for each Foreign Plan which is required to be a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any facts that, to the knowledge of the Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the knowledge of the Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Borrower or any of its Restricted Subsidiaries concerning the assets of any such Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make any contributions in a timely manner to the extent required by applicable non-U.S. law.

5.13            Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those disclosed in the Perfection Certificate, which sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in the Loan Parties (other than the Borrower) and such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent such terms are applicable in the relevant jurisdiction) and, as of the Closing Date, are owned by the Persons specified and in the amounts specified in the Perfection Certificate free and clear of all Liens other than Liens permitted by Section 7.1. Except as set forth in the Perfection Certificate, there are no outstanding rights to purchase any Equity Interests in any Subsidiary as of the Closing Date. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in the Perfection Certificate. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.1 are true and correct copies of each such document as of the Closing Date, each of which was valid and in full force and effect as of the Closing Date.

5.14            Margin Regulations; Investment Company Act.

(a)            No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)            None of the Loan Parties or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15            Disclosure. As of the Closing Date, the reports, financial statements, certificates and other written information (other than projections, estimates, other forward looking information and other than information of a general economic or industry nature) concerning the Borrower or any of the Loan Parties and the Transactions furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that, with respect to projected financial information, pro forma financial information, estimates and other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered; it being understood that such financial information as it relates to future events is not to be viewed as fact and that such projections may vary from actual results and that such variances may be material.

5.16            Compliance with Laws. Each of the Loan Parties is in compliance (a) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would be customarily disclosed in the Borrower’s periodic filings with the SEC (unless so disclosed prior to the Closing Date), and (b) with Sections 10.18 and 10.19.

5.17            Intellectual Property; Licenses, Etc. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without, to the knowledge of the Loan Parties, conflict with the rights of any other Person or infringement upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.18            Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened; (ii) the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters; (iii) no Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Law; and (iv) all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, as of the Closing Date, no Loan Party is a party to or bound by any collective bargaining agreement. As of the Closing Date, there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party which would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

5.19            Security Documents.

(a)            The Guaranty and Security Agreement creates in favor of the Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Guaranty and Security Agreement), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the making of the filings contemplated in the Guaranty and Security Agreement and/or the obtaining of “control” (as defined in the UCC) of the Collateral under the Guaranty and Security Agreement, the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties thereunder in all Collateral that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person (other than Permitted Encumbrances which by operation of Law or the ABL Intercreditor Agreement or any Customary Intercreditor Agreement would have priority to the Liens securing the Obligations).

(b)            Each Mortgage creates, or when executed will create, in favor of the Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable security interest in the applicable Mortgaged Property, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the recording of each Mortgage, the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties thereunder in the applicable Mortgaged Property, in each case prior and superior in right to any other Person (other than Permitted Encumbrances that by operation of Law or the ABL Intercreditor Agreement or any Customary Intercreditor Agreement would have priority to the Liens securing the Obligations).

5.20            Solvency. As of the Closing Date, after giving effect to the Transactions, the Loan Parties, on a Consolidated basis, are Solvent.

5.21            Reserved.

5.22            Brokers. No Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection with the entry into this Agreement, other than as set forth in the Fee Letter.

5.23            Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any adverse modification or change in the business relationship of any Loan Party with any supplier that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.24            Reserved.

5.25            Casualty. Since the date of the Audited Financial Statements, the businesses and properties of the Loan Parties and their Restricted Subsidiaries, considered as a whole, have not been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other Casualty Event (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.26            OFAC/Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party nor any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the applicable Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with the applicable Sanctions and, in all material respects, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made hereunder will be used, directly or, to the knowledge of any Loan Party after due care and inquiry, indirectly, to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Credit Party or other individual or entity participating in any transaction).

5.27            Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

Article VI
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Agreement Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2, and 6.3) cause each of its Restricted Subsidiaries to:

6.1            Financial Statements. Deliver to the Agent:

(a)            as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending January 30, 2021), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than any such qualification or exception that is solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement, the ABL Facility or any other Indebtedness occurring within one year from the time such report is delivered;

(b)            as soon as available, but in any event within 45 days after the end of each of the Fiscal Quarters of the Borrower (commencing with the Fiscal Quarter ending on or around October 30, 2020), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)            as soon as available, but in any event no more than 60 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending January 30, 2021), forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Agent, consisting of a projected balance sheet, income statement and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs).

6.2            Certificates; Other Information. Deliver to the Agent:

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP, (ii) [reserved], (iii) in the case of a Compliance Certificate delivered in connection with the delivery of financial statements referred to in Section 6.1(a), reasonably detailed calculations, beginning with the financial statements for the fiscal year of the Borrower ending January 30, 2022, of Excess Cash Flow for such fiscal year, and (iv) a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any Restricted Subsidiary in respect of any event described in Section 2.5(b)(ii) and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with Section 2.5(b)(ii)(B).

(b)            prompt notice of any transaction or series of transactions which are part of a common plan whereby 25% or more of the number of Stores operated by the Loan Parties are closed;

(c)            within 1 Business Day after the end of each week, a liquidity certificate demonstrating in reasonable detail compliance at the end of the preceding week with Section 7.15(b) in form and substance reasonably acceptable to the Agent;

(d)            promptly upon receipt, copies of any report submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with any Internal Control Event or any other event that would reasonably be expected, individually or in the aggregate with other events, to result in a Material Adverse Effect;

(e)            promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934;

(f)            [Reserved];

(g)            [Reserved];

(h)            upon request of the Agent after the end of each Fiscal Year of the Loan Parties, evidence of insurance renewals as required under Section 6.7 hereunder in form and substance reasonably acceptable to the Agent;

(i)            promptly after the Agent’s request therefor, copies of all documents evidencing Material Indebtedness;

(j)            [Reserved]; and

(k)            promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Agent (on its own behalf or on behalf of any Lender) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1 or Section 6.2 may be delivered by electronic mail or by posting to a website and, if so delivered by posting to a website, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent and including, without limitation, the website of the SEC). The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of the Securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.3            Notices. Promptly notify the Agent upon obtaining knowledge:

(a)            of the occurrence of any Default or Event of Default;

(b)            of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect,

(c)            of any breach or non-performance of, or any default under, with respect to any Material Indebtedness of any Loan Party or any Restricted Subsidiary thereof, in each case, to the extent such breach, non-performance or default is material or would otherwise give the other party to such Material Indebtedness the right to terminate such agreement;

(d)            of receipt by any Loan Party or any Restricted Subsidiary thereof of a notice or other correspondence from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding, investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof or any other matter, in each case which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or require disclosure pursuant to any SEC filings (provided, that, such SEC filing shall satisfy this clause (d));

(e)            of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary thereof and any Governmental Authority; or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary thereof, including pursuant to any applicable Environmental Laws, in each case which would be reasonably expected to result in a Material Adverse Effect or require disclosure pursuant to any SEC filings (provided, that, such SEC filing shall satisfy this clause (e));

(f)            of the occurrence of any ERISA Event or any event described in Section 5.12(d)(i) through (vii) with respect to a Foreign Plan that could reasonably be expected to result in a Lien or a liability in excess of $5,000,000;

(g)            of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof;

(h)            of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $5,000,000;

(i)            of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto;

(j)            of any change in the Borrower’s “named executive officers” (which notice may be accomplished by the filing of a Form 8-K in connection with such change);

(k)            of the discharge by the Borrower of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm (which notice may be accomplished by the filing of a Form 8-K in connection with such discharge, withdrawal or resignation); and

(l)            promptly after the Agents’ or any Lender’s request therefor, such information as requested pursuant to Section 10.17.

6.4            Payment of Taxes. Pay and discharge before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property (ii) all material payments required to be made to any Pension Plan, and (iii) all lawful material claims that, if unpaid, might by law become a Lien upon its property; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such material tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

6.5            Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.4 or 7.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.6            Maintenance of Properties. Except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof.

6.7            Maintenance of Insurance.

(a)            Maintain or cause to be maintained with financially sound and reputable insurance companies and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

(b)            Maintain for themselves and their Restricted Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Agent furnish the Agent certificates evidencing renewal of each such policy.

(c)            If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent, including, without limitation, evidence of annual renewals of such insurance.

(d)            Cause commercial general liability policies to be endorsed to name the Agent as an additional insured.

(e)            Cause business interruption and property policies, if any, to name the Agent as a loss payee and to use commercially reasonable efforts to cause such policies to be endorsed or amended to include (i) a provision that, from and after the occurrence and during the continuance of an Event of Default, upon notice by the Agent, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, and (ii) a provision to the effect that none of the Loan Parties, the Agent, the Agent or any other party shall be a co-insurer.

(f)            Use commercially reasonable efforts to cause each such policy referred to in subsections (d) and (e) above to also provide that it shall not be canceled, modified or non-renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

6.8            Compliance with Laws. Comply in all material respects with the requirements of all Laws (including all Environmental Laws and the Act, anti-money laundering laws and OFAC) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP and (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.9            Books and Records; Accountants.

(a)            Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Restricted Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Restricted Subsidiary, as the case may be.

(b)            At all times retain a Registered Public Accounting Firm and, on request of the Agent, instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent.

6.10            Inspection Rights. Permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, the insurance policies maintained by or on behalf of the Loan Parties and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall be limited to one (1) such visit at the Loan Parties’ expense in any Fiscal Year; provided, however, that when a Default or an Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

6.11            Additional Guarantors. Promptly notify the Agent at the time that any Person becomes a Subsidiary, and cause any such Person that is a wholly-owned Subsidiary of the Borrower that is a Restricted Subsidiary (other than an Excluded Subsidiary) to (a) promptly thereafter (and in any event within fifteen (15) Business Days of such Person becoming a Subsidiary or a Restricted Subsidiary, as the case may be, or such later date as the Agent may agree) (i) become a Guarantor by executing and delivering to the Agent a Joinder Agreement or such other documents as the Agent shall reasonably deem appropriate for such purpose, (ii) grant a Lien to the Agent on such Person’s assets of the same type that constitute Collateral to secure the Obligations (excluding any Material Real Estate) and take such actions as may be required under the Security Documents to perfect such Lien, and (iii) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.1(a), (b) promptly thereafter (and in any event within ninety (90) days of such Person becoming a Subsidiary or a Restricted Subsidiary (other than an Excluded Subsidiary), as the case may be, or such later date as the Agent may agree), (i) grant a Lien to the Agent on such Person’s Material Real Estate to secure the Obligations and take such actions as may be required under the Security Documents to perfect such Lien and (ii) if reasonably requested by the Agent, deliver documents of the types referred to in Schedule 6.15 and, (c) if reasonably requested by the Agent, deliver customary opinions of counsel to such Person in connection with the foregoing clauses (a) and (b), in each case in form, content and scope reasonably satisfactory to the Agent. In no event shall compliance with this Section 6.11 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.11 if such transaction was not otherwise expressly permitted by this Agreement.

6.12            Board Materials.

(a)            Provide to the Agent for distribution to the Lenders, copies of (i) any business operating reports provided to members of the board of directors of the Borrower promptly (but, in any event, within five (5) Business Days) following the date such reports are furnished to the members of the board of directors of the Borrower and (ii) monthly operating reports produced by the Borrower promptly (but, in any event, within five (5) Business Days) following the date such report is reviewed at the Borrower’s monthly operating report meeting between the Responsible Officers of the Borrower (which shall occur not less than on a monthly basis) in form and substance consistent with past practice. Notwithstanding the foregoing, neither the Borrower nor any Subsidiary will be required to disclose any document, information or other matter (a) that constitutes non-financial trade secrets, (b) in respect of which disclosure to the Agent or any Lender (or their respective representatives) is prohibited by any (I) governmental requirement or (II) binding obligation owing to any Person that is not an Affiliate of the Borrower (it being understood that, if any information is withheld in reliance on this clause (II), the Borrower shall advise the Agent of such fact and the Borrower shall, upon the reasonable request of the Agent, use commercially reasonable efforts to request the applicable counterparty provide consent to disclose such information to the Agent and the Lenders) and (c) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)            Deliver to the Agent for distribution to the Lenders no later than the Wednesday of each week after the Closing Date an updated weekly sales flash report and weekly sales forecast in detail similar to such reports and forecasts delivered to the Agent prior to the Closing Date (collectively, the “Sales Forecasts”).

6.13            Information Regarding the Collateral. Furnish to the Agent at least seven (7) Business Days’ prior written notice of any change in: (i) any Loan Party’s name; (ii) the location of any Loan Party’s chief executive office, registered office, its principal place of business, any office in which it maintains books or records relating to Term Priority Collateral (including the establishment of any such new office); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization or incorporation.

6.14            [Reserved].

6.15            Post-Closing Actions Relating to Collateral. Notwithstanding anything to the contrary contained in this Agreement or the Security Documents, the parties hereto acknowledge and agree that the Borrower and the other Loan Parties shall take the actions specified in Schedule 6.15 as promptly as reasonably practicable, and in any event within the periods after the Closing Date specified in Schedule 6.15 (as such time periods may be extended by the Agent in its sole discretion). The provisions of Schedule 6.15 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety.

6.16            Further Assurances.

(a)            Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which the Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

(b)            If any material assets of the type which constitute Collateral under the Security Documents (including, without limitation, any Material Real Estate) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected Lien under the Security Documents upon acquisition thereof), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be reasonably requested by the Agent to grant and perfect such Liens, including actions described in Section 6.15 and subsection (a) of this Section 6.16, all at the expense of the Loan Parties. In no event shall compliance with this subsection (b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this subsection (b) if such transaction was not otherwise expressly permitted by this Agreement.

6.17            Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, and except where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party or any of its Subsidiaries is a party, to the extent necessary to keep such Leases in full force and effect (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled except in the ordinary course of business, consistent with past practices, (c) notify the Agent of any default by any party with respect to such Leases and cooperate with the Agent in all respects to cure any such default, and (d) cause each of its Subsidiaries to do the foregoing.

6.18            [Reserved].

6.19            Maintenance of Ratings. Use commercially reasonable efforts to maintain public ratings of the Borrower by each of S&P and Moody’s (but not to obtain or maintain a specific rating) from the Closing Date until March 9, 2021. Thereafter, if requested by the Agent, Borrower shall use commercially reasonably efforts to maintain a private corporate family rating (but not any specific rating) from Moody’s in respect of the Borrower.

6.20            OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, and, in all material respects, with Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

6.21            Conference Calls. In the case of the Borrower, upon the request of the Agent or the Required Lenders, participate in a conference call of the Agent and the Lenders once during each Fiscal Quarter at such time as may be agreed to by the Borrower and the Agent.

Article VII
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Agreement Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:

7.1            Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues other than, Permitted Encumbrances.

7.2            Investments. Make any Investments, except Permitted Investments.

7.3            Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness.

7.4            Fundamental Changes. Merge, dissolve, liquidate or consolidate with or into another Person (or any division thereof), except that:

(a)            any Subsidiary which is not a Loan Party may merge or consolidate with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person or the non-Loan Party surviving such merger shall execute such documentation as the Agent may reasonably request to confirm its assumption of the obligations of such Loan Party under the Loan Documents, or (ii) any one or more other Restricted Subsidiaries which are not Loan Parties, provided that when any Restricted Subsidiary is merging with another Subsidiary, the continuing or surviving Person shall be a Restricted Subsidiary;

(b)            any Loan Party may merge into or consolidate with another Loan Party, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

(c)            in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party to the extent required in accordance with the provisions of Section 6.11 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person or the Person surviving such merger shall execute such documentation as the Agent may reasonably request to confirm its assumption of the obligations of such Loan Party under the Loan Documents;

(d)            any Restricted Subsidiary may liquidate or dissolve into its parent entity to the extent the Borrower reasonably determines that the continued existence of such Subsidiary is no longer in the best interests of the Borrower and its Restricted Subsidiaries; and

(e)            so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect thereto, in connection with a Permitted Disposition of a Restricted Subsidiary, such Subsidiary may merge or consolidate into any Person that is not a Subsidiary;

provided, that, no Loan Party shall, and no Loan Party shall cause or permit any of its Subsidiaries to file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable Law with respect to any corporation, limited liability company, partnership or other entity), unless (i) to the extent any Loan Party is consummating the division, each such corporation, limited liability company, partnership or other entity, as applicable, existing following the division of any Loan Party, shall individually be added as a Loan Party by (A) causing such Subsidiary to enter into the Guaranty and Security Agreement and applicable Security Documents and taking such other actions and delivering such other documentation and instruments as is reasonably satisfactory to the Agent and (B) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Section 4.1 or as the Agent shall have reasonably requested or (ii) to the extent any Subsidiary of a Loan Party that is not itself a Loan Party is consummating the division, its assets and liabilities, immediately upon the consummation of the division are held by a Loan Party or a Subsidiary of a Loan Party.

7.5            Dispositions. Make any Disposition, except Permitted Dispositions.

7.6            Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the following:

(a)            each Restricted Subsidiary of a Loan Party may make Restricted Payments to the holder of its Equity Interests, provided that any such Restricted Payment to a Person that is not a Loan Party shall not exceed such Person’s ratable share of the Restricted Payments so made;

(b)            the Loan Parties and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person, other than Disqualified Stock;

(c)            if and for so long as the Borrower is a member of a group filing a consolidated or combined Tax return with any parent entity, Borrower may pay to any parent entity amounts equal to the portion of such consolidated or combined Taxes that is attributable to the Borrower and/or any of Borrower’s Subsidiaries in an aggregate amount not to exceed the amount that would have been payable by Borrower and/or its applicable Subsidiaries in respect of such Taxes had Borrower and its applicable Subsidiaries been a stand-alone corporate taxpayer or a stand-alone corporate tax group for all relevant taxable periods ending after the Closing Date, reduced by any such Taxes paid directly by Borrower or its Subsidiaries, and for the avoidance of doubt, taking into account any available tax attributes (such as net operating losses) of the Borrower and such Subsidiaries;

(d)            the Borrower or any Restricted Subsidiary may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Borrower or any Subsidiary; provided that such payments do not exceed $2,000,000 in any calendar year, provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this subsection (d) in any calendar year (after giving effect to such carry forward) shall not exceed $5,000,000; provided further that cancellation of Indebtedness owing to the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(e)            [reserved];

(f)            the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan) of Equity Interests of the Borrower (other than Disqualified Stock);

(g)            repurchases of Equity Interests deemed to occur (i) upon exercise of stock options, stock appreciation rights or warrants if such Equity Interests represent a portion of the exercise price of such options, stock appreciation rights or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee or director;

(h)            the repurchase, redemption or other acquisition for value of Equity Interests of Borrower deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Borrower or its Subsidiaries, in each case, permitted under this Agreement; and

(i)            other Restricted Payments, in cash or in kind, not to exceed $5,000,000 in the aggregate.

7.7            Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Specified Indebtedness, except (a) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Specified Indebtedness, (b) Permitted Refinancings of any such Indebtedness and (c) the conversion (or exchange) of any Specified Indebtedness to, or the payment of any Specified Indebtedness from the proceeds of the issuance of, Equity Interests.

7.8            Change in Nature of Business. Engage in any line of business substantially different from (i) the business conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date or (ii) any business reasonably related, incidental, ancillary, or complementary to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date.

7.9            Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Restricted Subsidiary as would be obtainable by the Loan Parties or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) (i) transactions between or among the Loan Parties, (ii) transactions between or among Restricted Subsidiaries that are not Loan Parties and (iii) non-exclusive licensing of Intellectual Property to Restricted Subsidiaries that are not Loan Parties in accordance with Section 7.5, (b) intercompany Investments (including loans) among the Loan Parties and their Subsidiaries that are expressly permitted under Section 7.2 and Section 7.3, (c) transactions described in the Borrower’s Form 10 under the Section titled “Certain Relationships and Related Party Transactions” prior to the Closing Date, (d) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (e) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any of its Restricted Subsidiaries, (f) the provision of ordinary course administrative services to Subsidiaries that are not Loan Parties, (g) Restricted Payments otherwise permitted under this Agreement, (h) as long as no Change of Control results therefrom, any issuances of securities of the Borrower (other than Disqualified Stock) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans (in each case in respect of Equity Interests in the Borrower) of the Borrower or any of its Restricted Subsidiaries, (i) the existence of, or the performance by the Loan Parties or any Restricted Subsidiary, of the obligations under the terms of any agreement to which it is a party as of the Closing Date, as set forth on Schedule 7.9, (j) any transaction or series of related transactions involving one or more payments by the Borrower or its Restricted Subsidiaries of less than $1,000,000 in the aggregate, (k) payments by Borrower or any of its Loan Parties pursuant to tax sharing agreements among the Borrower and any of its Subsidiaries that are Loan Parties on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party, (l) guarantees by the Loan Parties of operating leases of Restricted Subsidiaries in the ordinary course of business, (m) intercompany transactions undertaken in good faith (as determined by a Responsible Officer of the Borrower in good faith) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein and not materially adverse to the interests of any Credit Party, and (n) payments to and from and transactions with any joint venture in the ordinary course of business; provided such joint venture is not controlled by an Affiliate (other than a Restricted Subsidiary) of the Borrower.

7.10            Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document, the ABL Facility or any other ABL Loan Document) that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (b) of any Restricted Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations in accordance with the terms hereof or (c) of the Loan Parties or any Restricted Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent, in each case, except for encumbrances and restrictions under Contractual Obligations existing under or by reason of (i) this Agreement, any other Loan Document, the ABL Facility and the other ABL Loan Documents; (ii) any restrictions with respect to the Borrower or a Restricted Subsidiary imposed pursuant to (A) an agreement that has been entered into in connection with the disposition of all or any portion of the equity interests or assets of the Borrower or such Restricted Subsidiary or (B) contracts for the sale of assets that impose restrictions solely on the assets to be sold; (iii) the provisions contained in any Permitted Indebtedness (and in any refinancing of such indebtedness so long as no more restrictive than those contained in the respective Indebtedness so refinanced); (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Restricted Subsidiary of the Borrower entered into in the ordinary course of business and customary provisions contained in other leases, sub-leases, licenses or sub-licenses and other agreements, in each case, entered into in the ordinary course of business; (v) customary provisions restricting assignment of any contract entered into by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business; (vi) any agreement or instrument of a Person acquired as permitted hereunder, which restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective acquisition; (vii) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (viii) restrictions on the transfer of assets securing purchase money obligations and capitalized lease obligations which are permitted hereunder; (ix) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations; (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (xi) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture.

7.11            Use of Proceeds. Use the proceeds of any Loan, whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, (b) to directly or to the knowledge of any Loan Party after due care and inquiry, indirectly make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person; (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws; or (d) for any purposes other than (i) the refinancing of the Existing Term Loan Facility, and (ii) to pay fees and expenses hereunder and in connection herewith.

7.12            Amendment of Organization Documents and Material Indebtedness. (a) Amend, modify or waive any of a Loan Party’s rights under (i) its Organization Documents in a manner adverse to the Agent and the Lenders or (ii) any Material Indebtedness if such amendment, modification or waiver would be in violation of any intercreditor agreement among the Agent and the holder of such Material Indebtedness (including, without limitation, the ABL Intercreditor Agreement) or (b) consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any document, agreement or instrument evidencing or governing any Specified Indebtedness in a manner adverse to the Agent and the Lenders. Notwithstanding anything to the contrary set forth herein, Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, without the consent of the Agent and the Required Lenders, amend, restate, supplement, modify, substitute, Refinance, renew or replace any or all of the ABL Documents in any manner (i) that would violate the ABL Refinancing Conditions, (ii) if the effect thereof is to change the definition of “Availability”, “Borrowing Base”, “Cost”, “Eligible Credit Card Receivables”, “Eligible Inventory”, “Eligible In-Transit Inventory”, “Eligible Trade Receivables”, “Appraised Value”, “Availability Reserves”, “Bank Product Reserves”, “Cash Management Reserves”, “Inventory Reserves”, “Receivables Reserves”, “Inventory Advance Rate”, “Overadvance” or “Permitted Overadvance” contained in the ABL Credit Agreement or any component definition thereof, in each case, if such change would result in an increase of the amounts available to be borrowed under the ABL Credit Agreement or make any other change that would result in an increase in amounts available to be borrowed under the ABL Credit Agreement, or (iii) that would eliminate any Availability Reserves, Bank Product Reserves, Cash Management Reserves, Inventory Reserves, or Receivables Reserves, (in each case, as defined in the ABL Credit Agreement as in effect as of the date hereof) existing as of the date hereof or change the methodology for the calculation of such reserves, except for any reserves imposed as a result of a condition or circumstance (including, without limitation, rent reserves) where the applicable condition or circumstance ceases to exist.

7.13            Fiscal Year. Change the Fiscal Year of any Loan Party, except as required by GAAP or to coincide with the calendar year; provided, however, that the Borrower may, upon written notice to the Agent, change its Fiscal Year to any other fiscal year reasonably acceptable to the Agent, in which case the Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

7.14            Reserved.

7.15            Financial Covenants.

(a)            Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of each Measurement Period ending the last day of the fiscal quarter ending closest to the date set forth in the table below, to be greater than the level under the heading “Total Leverage Ratio”:

Measurement Period ending	Total Leverage Ratio
January 31, 2021	6.50:1.00
April 30, 2021	5.50:1.00
July 31, 2021	5.50:1.00
October 31 2021	6.00:1.00
January 31, 2022	5.25:1.00
April 30, 2022	5.25:1.00
July 31, 2022	5.25:1.00
October 31, 2022	5.75:1.00
January 31, 2023	5.00:1.00
April 30, 2023	4.75:1.00
July 31, 2023	4.50:1.00
October 31, 2023	5.00:1.00
January 31, 2024	4.25:1.00
April 30, 2024	4.00:1.00
July 31, 2024	4.00:1.00
October 31, 2024	4.50:1.00
January 31, 2025	3.75:1.00
April 30, 2025	3.50:1.00
July 31, 2025	3.50:1.00

(b)            Minimum Liquidity. Permit Liquidity, as of the last Business Day of each fiscal week, to be less than $50,000,000.

(c)            Maximum Capital Expenditures. Make Capital Expenditures (excluding Financed Capital Expenditures and all cash expenditures in respect of internal labor costs) in any Fiscal Year (commencing with the Fiscal Year ending on or around January 31, 2022) in excess of the Maximum Capital Expenditure Amount applicable thereto.

Article VIII
Events of Default and Remedies

8.1            Events of Default. Any of the following shall constitute an Event of Default:

(a)            Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid, any amount of principal of any Loan, or (ii) within three (3) days after the same is due, any amount of interest due on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.3(a), 6.5 (with respect to the Borrower) or Article VII; or

(c)            Other Defaults. Any Loan Party fails to perform or observe (i) any term, covenant or agreement contained in any of Sections 6.3(b), (h) or (i) and such failure continues for fifteen (15) days; (ii) the covenant contained in Section 6.2(c) and such failure continues for three (3) Business Days or (iii) any other covenant or agreement (not specified in subsection (a), (b), (c)(i) or (c)(ii) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)            Representations and Warranties. Any representation, warranty, or certification made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (or, in the case of any representation and warranty qualified by materiality, in any respect when made or deemed made); or

(e)            Cross-Default. Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), becomes payable or cash collateral in respect thereof to be demanded, prior to its stated maturity; or

(f)            Insolvency Proceedings, Etc. (x) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (y) in addition to the foregoing clause (f)(x), (i) a Foreign Subsidiary (other than any Immaterial Subsidiary) is (A) unable or admits inability to pay its debt as they fall due, (B) is deemed to, or is declared to, be unable to pay its debts under applicable law, (C) suspends or threatens to suspend making payments on any of its debts, or (D) by reason of actual or anticipated financial difficulties, commences negotiations with one or more creditors with a view to rescheduling any of its indebtedness, (ii) the value of the assets of any Foreign Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities), (iii) a moratorium is declared in respect of any indebtedness of any Foreign Subsidiary (and, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium), (iv) any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) by any Foreign Subsidiary, (B) a composition, compromise, assignment or arrangements with any creditor of any Foreign Subsidiary, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Foreign Subsidiary or any of its assets or (D) enforcement of any Lien securing the Obligations by any Credit Party; provided this clause (iv) shall not apply to any involuntary winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement, or any step or procedure which is otherwise permitted pursuant to the terms of this Agreement; or

(g)            Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(h)            ERISA. (i) An ERISA Event occurs, or any event described in Section 5.12(d)(i) through (vii) with respect to a Foreign Plan occurs, which would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which would reasonably be expected to result in a Material Adverse Effect; or

(i)            Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any Affiliate contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any portion of the Collateral with an aggregate fair market value exceeding $15,000,000, with the priority required by the applicable Security Document; or

(j)            Change of Control. There occurs any Change of Control; or

(k)            Guaranty. The termination or attempted termination by any Loan Party of any guaranty set forth in the Guaranty and Security Agreement or any Joinder Agreement except as expressly permitted hereunder or under any other Loan Document.

8.2            Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a)            declare the Commitments of each Lender to be terminated, whereupon such Commitments shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations (including the Applicable Prepayment Premium) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)            whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Agent under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent;

provided, however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party thereof under Section 8.1(f), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans, all interest accrued thereon and all other Obligations (including the Applicable Prepayment Premium) shall automatically become due and payable, in each case without further act of the Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

Each of the Lenders agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, or other rights to, any of the Collateral.

8.3            Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Obligations have automatically become immediately due and payable), any amounts received from or on account of the Loan Parties (including, without limitation, any Collateral furnished by any of them) on account of the Obligations shall, subject to the provisions of Section 2.15, be applied by the Agent in the following order, subject in each case to the ABL Intercreditor Agreement and any applicable Customary Intercreditor Agreement:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;

Second, to payment of that portion of the Obligations constituting indemnities (including indemnities due under Section 10.4 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including Credit Party Expenses to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of all other Obligations and fees, ratably among the Credit Parties in proportion to the respective amounts described in this clause Third payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Article IX
The Agent

9.1            Appointment and Authority. Each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints Fortress to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the other Credit Parties, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions (other than Section 9.6 and 9.10). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2            Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

9.3            Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Applicable Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Lenders (as the Agent shall believe in good faith shall be necessary under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by a Loan Party or a Lender. In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Upon the occurrence of a Default or an Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

9.4            Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally, electronically or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5            Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6            Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

9.7            Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.11, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.

9.8            [Reserved].

9.9            Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Agent and such Credit Parties under Sections 2.9 and 10.4) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.9 and 10.4.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Agent to vote in respect of the claim of any Credit Party in any such proceeding.

The Credit Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner (including through any sub-agent), subject to any applicable intercreditor agreement, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Credit Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Agent shall be authorized to (i) form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance and other terms of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (x) of Section 10.1(a) of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Credit Party or any acquisition vehicle to take any further action.

9.10            Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its discretion,

(a)            to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations in accordance with Section 1.2(d), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of (to a Person that is not a Loan Party) as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.1;

(b)            to subordinate, make senior or make pari passu any Lien on any ABL Priority Collateral granted to or held by the Agent under any Loan Document to or with the Lien of any other Person on such property, as contemplated by clauses (i) and (y) of the definition of “Permitted Encumbrances” and to enter into the intercreditor agreements contemplated under clauses (i) and (y) of the definition of “Permitted Encumbrances” or otherwise under this Agreement; and

(c)            to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Security Agreement pursuant to this Section 9.10 and its authority to give the releases set forth in Section 10.22. The Agent agrees upon the request of the Borrower and at the Borrower’s expense to negotiate in good faith and enter into any ABL Intercreditor Agreement or Customary Intercreditor Agreement permitted under this Agreement in connection with the incurrence by the Borrower or any Restricted Subsidiary of the applicable secured Indebtedness to the extent expressly contemplated to be subject to such ABL Intercreditor Agreement or Customary Intercreditor Agreement.

Notwithstanding anything to the contrary herein, the provisions of this Section 9.10 shall be in addition to, and not a limitation upon, the provisions of Section 10.21.

9.11            Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.6.

9.12            Agency for Perfection. Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable Law can be perfected only by possession or control. Should any Credit Party (other than the Agent) obtain possession or control of any such Collateral, such Credit Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

9.13            Indemnification of Agent. Without limiting the obligations of Loan Parties hereunder, to the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 10.4 to be paid by them to the Agent (or any sub-agent thereof), the Lenders shall indemnify the Agent, any sub-agent thereof and any Related Party, as the case may be ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, any sub-agent thereof and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent, any sub-agent thereof and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, any sub-agent’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.14            Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

Article X
Miscellaneous

10.1            Amendments, Etc.

(a)            No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders or by the Agent, with the consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)            increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(ii)            as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including on the Maturity Date) of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written consent of such Lender, or (ii) any scheduled or mandatory reduction or termination of the Commitments hereunder or under any other Loan Document, without the written consent of such Lender or otherwise permit any payment to be made in-kind or in property other than cash;

(iii)            as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan held by such Lender, or (subject to clause (ii) of the second proviso to this Section 10.1(a)) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written consent of such Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)            as to any Lender, directly or indirectly change Section 2.13 or Section 8.3 or any other provision herein or in the other Loan Documents receiving the pro rata treatment of Lenders in a manner that would alter the priorities set forth therein or the pro rata sharing of payments required thereby without the written consent of such Lender;

(v)            change any provision of this Section 10.1 or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)            except as expressly permitted hereunder or under any other Loan Document as of the Closing Date, release or limit the liability of the Borrower, or release all or substantially all of the value of the Guarantees of the Obligations by the Guarantors without the written consent of each Lender;

(vii)            except for Permitted Dispositions or as provided in Section 9.10, release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender;

(viii)            [Reserved];

(ix)            [Reserved]; and

(x)            except as expressly permitted herein or in any other Loan Document as of the Closing Date, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any Loan Document may be amended and waived with the consent of the Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(c)            If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender, and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender with respect to this Agreement in accordance with Section 10.14; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(d)            [Reserved]

(e)            Notwithstanding and in addition to the foregoing, the Agent may, with the consent of the Borrower only, amend, modify or supplement any Loan Document to cure any ambiguity, omission, defect or inconsistency therein, so long as such amendment, modification or supplement does not adversely affect the rights of any Credit Party.

10.2            Notices; Effectiveness; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given electronically (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given electronically shall be made to the applicable electronic mail address, as follows:

(i)            if to a Loan Party or the Agent, to the address, telecopier number, or electronic mail address specified for such Person on Schedule 10.2; and

(ii)            if to any other Lender, to the address, telecopier number, or electronic mail address specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent’s transmission of Borrower Materials through the Internet.

(d)            Change of Address, Etc. Each of the Loan Parties and the Agent may change its address, telecopier or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of the Securities Laws.

(e)            Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All electronic notices to and other electronic and telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

10.3            No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents or (b) any Lender from exercising setoff rights in accordance with Section 10.9 (subject to the terms of Section 2.13); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.4            Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay all Credit Party Expenses.

(b)            Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and out-of-pocket disbursements of one counsel for all Indemnitees, one specialty counsel and, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all indemnified persons (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (1) the gross negligence, bad faith, or willful misconduct of such Indemnitee or any of its Related Parties, or (2) disputes solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or any similar role hereunder or under any Loan Document and other than any claims arising from an act or omission of a Loan Party) or (3) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material intentional breach of such Indemnitee’s (or its Related Parties’) obligations hereunder. Without limiting the provisions of Section 3.1(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(d)            Payments. All amounts due under this Section shall be payable on demand therefor.

(e)            Limitation of Liability. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 10.2(e) shall survive the resignation of the Agent, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.5            Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.6            Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and each Lender (unless otherwise permitted pursuant to this Agreement), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding the foregoing, in no event shall the Agent be obligated to ascertain, monitor or inquire as to whether any Person is a Disqualified Lender.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; provided that, to the extent the consent of the Borrower is required, it shall be reasonable for the Borrower to withhold consent based on the nature of the proposed assignee’s business; and provided further that, to the extent the consent of the Borrower is required, the Borrower shall be deemed to have consented to such assignment if the Borrower has been given ten (10) Business Days’ prior notice of such assignment and has not objected to such assignment within such period; and

(B)            the consent of the Agent, (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)            No Assignment to Certain Persons. No such assignment shall be made (A) to the Loan Parties or any of the Loan Parties’ Subsidiaries or Affiliates (including any Permitted Holder), (B) to any Defaulting Lender or any of its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a Defaulting Lender, Disqualified Lender, a natural Person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries (including any Permitted Holder)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.8 as if such Participant was a Lender hereunder.

(ii)            Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iv) and (vii) of the first proviso to Section 10.1(a) that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations of those Sections, it being understood that any documentation required to be provided under Section 3.1(e) shall be provided to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(iii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.1(e) as though it were a Lender.

(f)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.7            [Reserved].

10.8            Treatment of Certain Information; Confidentiality.

Each Credit Party party to any Loan Document agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective Related Parties and any of their respective limited partners (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that any Person that discloses any Information pursuant to this clause (c) shall notify the Borrower in advance of such disclosure (if permitted by Law) or shall provide the Borrower with prompt written notice of such disclosure (if permitted by Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (in each case, excluding any Disqualified Lender (other than in connection with any assignment or participation to a Disqualified Lender permitted under Section 10.6)) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties not known by such source to be in breach of any duty of confidentiality with respect to such Information.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to this Agreement, the Transactions, the Loans and Commitments hereunder, Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

Notwithstanding anything in the foregoing to the contrary, each of the Credit Parties acknowledges that this Section 10.8 shall replace any non-disclosure agreement entered into by any Credit Party (or any Affiliate thereof) with a Loan Party prior to the Closing Date.

10.9            Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the other Credit Parties, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.10            Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and other Obligations or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.12            Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default at the time of making of any Loan, and shall continue in full force and effect as long as any Loan or any other Loan Agreement Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 3.1, 3.4, 3.5 and 10.4 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked and (y) any Obligations that may thereafter arise under Section 10.4.

10.13            Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.14            Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender (if permitted by Law) and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6; provided that the consent of the assigned Lender shall not be required in connection with any such assignment and delegation), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower shall have paid to the Agent the assignment fee specified in Section 10.6(b);

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents as though a voluntary prepayment were made on such date (including the Applicable Prepayment Premium and any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with Laws; and

(e)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.15            Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)            SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PARTY OR ANY LOAN PARTY’S PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.16            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.17            No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.18            USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence (including, without limitation, in respect of information and documentation as may reasonably be requested by the Agent or any Lender from time to time for purposes of compliance by the Agent or such Lender with applicable Laws (including, without limitation, the Patriot Act and other “know your customer” and Anti-Money Laundering Laws), and any policy or procedure implemented by the Agent or such Lender to comply therewith) on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Credit Party Expenses hereunder and be for the account of Borrowers.

10.19            Foreign Asset Control Regulations. The Borrower hereby represents that neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act). Furthermore, none of the Borrower or its Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.20            Time of the Essence. Time is of the essence of the Loan Documents.

10.21            Press Releases.

(a)            Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.

(b)            Each Loan Party consents to the publication by the Agent, any Lender or their respective representatives of advertising material, including any “tombstone,” press release or comparable advertising, on its website or in other marketing materials of Agent, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia. The Agent or such Lender shall provide a draft reasonably in advance of any advertising material, “tomb stone” or press release to the Borrower for review and comment prior to the publication thereof. The Agent reserves the right to provide to industry trade organizations and loan syndication and pricing reporting services information necessary and customary for inclusion in league table measurements.

10.22            Releases.

(a)            Any Lien on any property granted to or held by the Agent under any Loan Document shall terminate upon termination of the Commitments and payment in full of all Obligations in accordance with Section 1.2(d) of this Agreement (other than contingent obligations for which claims have not been asserted); provided, however, that in connection with the termination of the Commitments and satisfaction of the Obligations as set forth above, the Agent may require such indemnities it shall reasonably deem necessary or appropriate to protect the Credit Parties against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked; provided, further, that any such Liens granted pursuant to the Loan Documents shall be reinstated if at any time payment, or any part thereof, of any Loan Agreement Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Loan Party. At the request and sole expense of any Loan Party following any such termination, the Agent shall deliver to such Loan Party any Collateral held by the Agent under any Loan Document, and execute and deliver to such Loan Party such termination or other documents as such Loan Party shall reasonably request to evidence such termination.

(b)            If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party to a Person that is not a Loan Party in a transaction permitted by this Agreement (including any such transaction approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.1), then such Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to such Loan Party or its transferee, as the case may be, and the Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created by the Loan Documents on such Collateral. At the request and sole expense of the Borrower, the Agent shall release any Loan Party from its obligations under the Loan Documents, including the Guaranty and Security Agreement, and shall execute and deliver to the Loan Parties all releases or other documentation reasonably necessary or desirable to evidence any release permitted hereunder, and/or in the event that all the equity interest of such Loan Party shall be sold, transferred or otherwise disposed of to a Person that is not a Loan Party or such Loan Party shall otherwise cease to be a Subsidiary in a transaction permitted by this Agreement.

Notwithstanding anything to the contrary herein, the provisions of this Section 10.22 shall be in addition to, and not a limitation upon, the provisions of Section 9.10.

10.23            No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.24            Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein (including, to the extent incorporated herein, the Perfection Certificate) and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.25            Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.26            Intercreditor Agreement. The Loan Parties, the Agent, the Lenders and the other Credit Parties agree and acknowledge that the exercise of certain of the Agent’s rights and remedies hereunder shall be subject to, and restricted by, the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the ABL Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall govern and control.

10.27            Additional Waivers.

(a)            The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party.

(b)            The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise (other than the payment in full in cash of the Obligations after the termination of the Commitments). Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after the termination of the Commitments).

(c)            To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Agent and the other Credit Parties may, at their election upon the occurrence and during the continuance of an Event of Default, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. To the fullest extent permitted by applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)            Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.

10.28            Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.~~

~~BORROWER:~~

~~LANDS’ END, INC., as Borrower~~

~~By:~~	~~_________________________________~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~

~~FORTRESS CREDIT CORP.,~~
~~as Agent~~

~~By:~~	~~________________________________~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~

~~SCHEDULE 6.15~~

~~Post-Closing Actions Relating to Collateral~~

~~(A) Within sixty (60) days after the Closing Date, or such later date as the Agent may agree in its sole discretion, the Agent shall have received:~~

~~(i) Mortgages. One or more counterparts of fee Mortgages for each US Mortgaged Property, duly executed and acknowledged by the holder of such fee interest in such US Mortgaged Property, in favor of the Agent for its benefit and the benefit of the Credit Parties, in proper form for recording in the land records in the jurisdiction in which such US Mortgaged Property is located (the “Land Records”), in form and substance reasonably satisfactory to the Agent and sufficient to create a valid and enforceable first priority mortgage lien on such US Mortgaged Property in favor of the Agent for its benefit and the benefit of the Credit Parties, securing the Obligations, subject only to Permitted Encumbrances, together with evidence that a counterpart of such Mortgage for such US Mortgaged Property has been delivered to the Title Company (as hereinafter defined) for recording in the Land Records.~~

~~(ii) Title Insurance. A lender’s policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) issued by a nationally recognized title insurance company reasonably acceptable to the Agent (the “Title Company”) insuring (or committing to insure) the lien of the applicable Mortgage as valid and enforceable first priority mortgage lien on the US Mortgaged Property described therein (each, a “Title Policy”) which insures the Agent that such Mortgage for such US Mortgaged Property creates a valid and enforceable first priority mortgage lien on such US Mortgaged Property, in an amount not less than the fair market value of such US Mortgaged Property as reasonably determined, in good faith, by the Borrower and reasonably acceptable to the Agent (it being agreed that in lieu of any current appraisal, a current real property tax assessment may be used for such purpose), free and clear of all defects and encumbrances except Permitted Encumbrances, together with such endorsements (or in the case of zoning, zoning reports from a nationally recognized provider) as the Agent reasonably requests (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Agent), including, without limitation, to the extent available at commercially reasonably rates, a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, future advances, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, separate tax lot revolving credit, so-called comprehensive coverage over covenants and restrictions and for any and all other matters that the Agent may reasonably request. Such Title Policy shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Agent may reasonably request.~~

~~(iii) Consents. With respect to each US Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as the Agent shall reasonably request; provided, that this clause (iii) shall be deemed satisfied if the Borrower shall have used commercially reasonable efforts to obtain any such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments from any Person other than a Subsidiary of the Borrower, notwithstanding that such Person may not have delivered any such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments.~~

~~(iv) Survey. A survey of each US Mortgaged Property, which, for the avoidance of doubt, can be an existing survey accompanied by an officer’s certificate stating that there have been no material changes to such US Mortgaged Property since the date of the survey, so long as such new survey or existing survey with certificate of no material change is in such form as shall (x) be required by the Title Company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the Title Policy with respect to such US Mortgaged Property and (y) comply with the minimum detail requirements of the American Land Title Association and as shall be reasonably requested by the Agent, which survey shall locate all improvements, public streets and recorded easements affecting such US Mortgaged Property.~~

~~(v) Fixture Filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Mortgaged Properties are located, necessary desirable to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Agent for its benefit and the benefit of the Credit Parties; provided, however, that to the extent local counsel opines that any Mortgage of US Mortgaged Property would constitute a valid and effective fixture filing in the jurisdiction in which the applicable Mortgaged Property is located, in form and substance reasonably satisfactory to the Agent, a fixture filing on Form UCC-1 shall not be required with respect to such US Mortgaged Property.~~

~~(vi) Counsel Opinions. Opinions addressed to the Agent for its benefit and for the benefit of the Credit Parties of (i) local counsel in each jurisdiction where the US Mortgaged Property is located (A) with respect to the enforceability and perfection of the Mortgage of such US Mortgaged Property and (B) if and to the extent such local counsel usually and customarily provides such opinions, with respect to the sufficiency of the Mortgage of such US Mortgaged Property as a fixture filing, the applicability of Mortgage of such US Mortgaged Property recording, stamp or documentary taxes, and the applicability of any usury laws of the jurisdiction, and (ii) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages of such US Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Agent.~~

~~(vii) Flood Hazard Determinations. With respect to each US Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with any required notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and, if the area in which any improvements located on any US Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance, in favor of the Agent for its benefit and the benefit of the Credit Parties in an amount that would be considered sufficient under the Flood Insurance Laws and otherwise in form and substance reasonably satisfactory to the Agent (any such flood determinations to be ordered by the Agent, with reimbursement of any costs from the Borrower).~~

~~(viii) Real Estate Collateral Fees and Expenses. Evidence reasonably satisfactory to the Agent of payment by the Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages of US Mortgaged Property, fixture filings and other documents and issuance of the Title Policies and endorsements contemplated by clause (ii) above.~~

~~Schedule 6.15-~~

~~(ix) Control Agreements. A Control Agreement (which, other than in the case of a Term Loan Priority Account, will grant a first priority Lien in favor of the ABL Agent and a second priority Lien in favor of the Agent) with the account banks listed below with respect to the Accounts listed below in form and substance reasonably satisfactory to the Agent:~~

~~(x) Term Loan Priority Account.    Borrower shall open a Term Loan Priority Account at a depository institution mutually chosen by the Agent and the Borrower, together with a Control Agreement over such Term Loan Priority Account in form and substance reasonably satisfactory to Agent.~~

~~Account Bank~~	~~Account Owner~~	~~Account Number~~
~~BMO Harris Bank N.A.~~	~~Lands’ End, Inc.~~	~~3179835~~
~~BMO Harris Bank N.A.~~	~~Lands’ End, Inc.~~	~~3189537~~
~~BMO Harris Bank N.A.~~	~~Lands’ End, Inc.~~	~~4659295~~
~~BMO Harris Bank N.A.~~	~~Lands’ End, Inc.~~	~~22178871~~
~~Citizens Bank, National Association~~	~~Lands’ End, Inc.~~	~~1326430154~~
~~Citizens Bank, National Association~~	~~Lands’ End, Inc.~~	~~1330238459~~
~~SunTrust Bank~~	~~Lands’ End, Inc.~~	~~1000192072980~~

~~(xi) Insurance Certificates/Endorsements. Insurance certificates and endorsements naming the Agent, for the benefit of the Lenders as additional insured, mortgagee and lenders loss payee thereunder, as applicable, for each property and liability policy (including, without limitation, general, umbrella, and blanket liability) required to be maintained by the Loan Parties pursuant to Section 6.7 of the Credit Agreement, in form and substance reasonably satisfactory to the Agent.~~

~~(xii) Revised Perfection Certificate. A revised Perfection Certificate including, without limitation, updates to and completion of Schedules 1(e), 3 and 5 of the Perfection Certificate delivered on the Closing Date and updates with regards to the UK Guarantor, in form and substance reasonably satisfactory to the Agent.~~

~~(xiii) Pledged Equity of Foreign Subsidiaries. One or more original certificates representing the Equity Interests in Foreign Subsidiaries (to the extent represented by certificates) pledged pursuant to the Guaranty and Security Agreement, accompanied by irrevocable proxies and undated stock powers (or equivalent transfer document) executed in blank (or as is customary in the applicable jurisdiction), each in form and substance reasonably satisfactory to the Agent. The Loan Parties shall use commercially reasonable efforts to certificate all Equity Interests in Lands’ End Japan KK.~~

~~(xiv) Non-U.S. Intellectual Property. Duly executed intellectual property security agreements or the equivalent thereof, as applicable, and any other applicable filings or documentation, in each case as reasonably requested by Agent and necessary to perfect the Agent’s security interest in the Borrower’s “Lands’ End” trademark registered in the United Kingdom.~~

~~(xv) Copyright Ownership. Evidence of filing of a change of ownership at the USCO from “Lands’ End Yacht Stores, Inc.” to “Lands’ End, Inc.” with respect to the copyright with the registered number TX0001750382.~~

~~Schedule 6.15-~~

~~(xvi) UK Deliverables. With respect to the UK Guarantor, the UK Guarantor shall have delivered or caused to be delivered the following to the Agent in form and substance reasonably satisfactory to the Agent:~~

~~(a) the UK Security Agreements, which shall include a customary “further assurances” clause in form and substance reasonably satisfactory to the Agent (including all customary deliverables thereunder and including, without limitation, a blank stock transfer form and share certificate in respect of the shares in the UK Guarantor);~~

~~(b) a written opinion (addressed to the Agent and the Lenders) from legal counsel to the Borrower, covering English and Welsh law authority and capacity;~~

~~(c) a written opinion (addressed to the Agent and the Lenders) from legal counsel to the Agent, covering English and Welsh law authority, capacity and enforceability;~~

~~(d) a certificate of a director of the UK Guarantor including attachments and certifying:~~

~~i. a copy of each Organization Document of the UK Guarantor and, to the extent applicable, as being in full force and effect without modification or amendment as of the date of the certificate;~~

~~ii. resolutions of the board of directors and shareholders of the UK Guarantor approving and authorizing the execution, delivery and performance of the UK Security Agreements to which the UK Guarantor is a party, certified as of the date of such certificate by the UK Guarantor as being in full force and effect without modification or amendment; and~~

~~iii. a specimen of the signature of each person authorized by the resolution referred into in clause (ii) above in relation to the UK Security Agreements;~~

~~(e) evidence that any security interest affecting the UK Guarantor’s title to the UK Property (other than Permitted Encumbrances) has been, or will be, discharged by the date of the UK Mortgage;~~

~~(f) an “Acceptable Undertaking” (being an undertaking addressed to and in a form acceptable to the Agent, acting reasonably, and from a firm of solicitors regulated by the Solicitors Regulation Authority) to hold all title documents received from the UK Guarantor relating to the relevant UK Guarantor’s interest in the UK Property to the order of the Agent;~~

~~(g) the results of HM Land Registry searches in favor of the administrative agent and the collateral agent on the appropriate forms against the registered title comprising the UK Guarantor’s interest in the UK Property and giving not less than 20 Business Days' priority beyond the proposed date of the UK Mortgage and showing no adverse entries;~~

~~(h) [reserved];~~

~~(i) all UK Land Registry application forms necessary in relation to the grant of the UK Mortgage, duly completed and accompanied by payment of the applicable UK Land Registry fees and an Acceptable Undertaking to (i) use reasonable endeavors to satisfy any requisitions raised by the UK Land Registry in connection with the application to register the UK Mortgage against the UK Property and (ii) register the same at the UK Land Registry;~~

~~Schedule 6.15-~~

~~(j) copies of all authorizations required in connection with the grant of the UK Mortgage;~~

~~(k) evidence (if reasonably available) that all Stamp Duty Land Tax has been paid on the transfer of the UK Property to the UK Guarantor;~~

~~(l) a New York law governed guaranty substantially consistent in form and substance with the guarantee provisions set forth in the Guaranty and Security Agreement and otherwise reasonably acceptable to the Agent and Borrower; and~~

~~(m) a UCC-1 financing statement to be filed against the UK Guarantor in the District of Columbia.~~

~~(B) Within ten (10) Business Days after the Closing Date, or such later date as the Agent may agree in its sole discretion, the Agent shall have received (a) one or more original certificates representing the Equity Interests pledged pursuant to the Guaranty and Security Agreement in each of Lands’ End International, Inc., Lands’ End Direct Merchants, Inc. and Lands’ End Japan, Inc. and (b) the original Intercompany Note fully executed by the Borrower and each of its Subsidiaries (provided, that, notwithstanding the foregoing, (i) Lands’ End (HK) Limited shall not execute the Intercompany Note unless the Adverse Consequence Condition has not been met and (ii) the Foreign Subsidiaries shall have sixty (60) days after the Closing Date (or such later date as the Agent may agree in its sole discretion) to executed and deliver the Intercompany Note and the accompanying documentation contemplated by this clause (b)), in each case, accompanied by irrevocable proxies, undated stock powers or note endorsements (as applicable) executed in blank and in form and substance reasonably satisfactory to the Agent.~~

~~(C) Within ten (10) days after the Closing Date, or such later date as the Agent may agree in its sole discretion, the Agent shall have received the original Notes executed in connection with the Loans incurred on the Closing Date in form and substance reasonably satisfactory to the Agent.~~

~~(D) Within six (6) months after the Closing Date, or such later date as the Agent may agree in its sole discretion, if the Adverse Consequence Condition (as defined in the Guaranty and Security Agreement) has not been met in accordance with the Guaranty and Security Agreement, the Agent shall have received one or more original certificates representing all of the Equity Interests of Lands’ End (HK) Limited, accompanied by irrevocable proxies and undated stock powers (or equivalent transfer document) executed in blank (or as is customary in the applicable jurisdiction) and in form and substance reasonably satisfactory to the Agent.~~

~~Schedule 6.15-~~

Annex B

Amended and Restated Exhibit A to Credit Agreement

(see attached)

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:_________________, _____

To:          Fortress Credit Corp., as Agent

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement dated as of September 9, 2020 (as amended, restated, amended and restated, modified or supplemented hereafter, the “Credit Agreement”) by and among (i) Lands’ End, Inc., a Delaware corporation (the “Borrower”), (ii) Fortress Credit Corp., as administrative agent and collateral agent (in such capacities, the “Agent”) for the benefit of the Credit Parties referred to therein and (iii) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

1.	The Borrower hereby requests [a Borrowing][a Conversion of Loans from one Type to the other][a continuation of SOFR Loans][1]:

(a)	On ____________________ (a [U.S Government Securities] Business Day)[2]

(b)	In the principal amount of $_______________[3]

(c)	Comprised of a [Base Rate Loan][SOFR Loan][4]

(d)	For SOFR Loans: with an Interest Period of ________ month(s)[5]

[1]	A Borrowing must be a borrowing consisting of simultaneous Loans of the same Type and, in the case of SOFR Loans, must have the same Interest Period.

[2]	Each notice of a Borrowing, Conversion of Loans from one Type to the other, or a continuation of SOFR Loans must be received by the Agent not later than (i) 12:00 p.m. three (3) Business Days prior to the requested date of any Borrowing of SOFR Loans, and (ii) 12:00 p.m. three (3) Business Days prior to the requested date of any Borrowing of Base Rate Loans.

[3]	Each Borrowing, Conversion to, or continuation of SOFR Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or Conversion to Base Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

[4]	Loans may be either Base Rate Loans or SOFR Loans. If the Type of Loan is not specified, then the applicable Loans will be made as Base Rate Loans.

[5]	The Borrower may request a Borrowing of SOFR Loans with an Interest Period of one, three or six months. If no election of Interest Period is specified, then the Borrower will be deemed to have specified an Interest Period of one month.

[2.	Please wire transfer the proceeds of the Loan[s] to the following account and financial institution:

Bank Name: [                                  ]

Bank Address: [                             ]

Account Name: [                            ]

Account No.: [                                ]

ABA No.: [                                      ]

Attention: [                            ]] 6

[3.]	The Borrower hereby represents and warrants that [(a)] the Borrowing requested herein complies with Sections 2.2(b) and 2.2(g) of the Credit Agreement[, and (b) as to Borrowings requested on the Closing Date only, the conditions specified in Section 4.1 of the Credit Agreement have been satisfied (or waived) on and as of the Closing Date.][7]

[Signature Page Follows]

[6]	To be included in the Committed Loan Notice on the Closing Date only.

[7]	To be included in the Committed Loan Notice on the Closing Date only.

2

The Borrower has caused this Committed Loan Notice to be executed and delivered as of the date first written above.

LANDS’ END, INC.

By:
Name:
Title:

3